ASSET PURCHASE AGREEMENT

dated as of May 20, 2011

by and among

3 POINT, INC.

as Seller,

MR. GEORDIE SZE

as Stockholder,

and

NG WASHINGTON III, LLC

as Purchaser

i

3.06	Brokers	18
3.07	OFAC Compliance	18
3.08	Authority	18
3.09	Issuance of Nevada Gold Common Stock.	18
3.10	Purchaser's Reliance Upon Representation or Warranty of Seller.	18

ARTICLE IV. COVENANTS OF SELLER		18
4.01	Regulatory and Other Approvals	18
4.02	Investigation by Purchaser	19
4.03	No Solicitations or Business Dispositions	19
4.04	Conduct of Business	19
4.05	Delivery of Financial Statements and Reports; Filings.	20
4.06	Employee Matters	20
4.07	Certain Restrictions	21
4.08	Delivery of Books and Records	21
4.09	Noncompetition and Confidentiality	21
4.10	Notice and Cure	22
4.11	Fulfillment of Conditions	22
4.12	Use of Name	22

ARTICLE V. COVENANTS OF PURCHASER		23
5.01	Regulatory and Other Approval	23
5.02	Notice and Cure	23
5.03	Fulfillment of Conditions	23
5.04	Employee Information	23

ARTICLE VI. CONDITIONS TO OBLIGATIONS OF PURCHASER		24
6.01	Representations and Warranties	24
6.02	Performance	24
6.03	Certificates	24
6.04	Orders and Laws	24
6.05	Regulatory Consents and Approvals	24
6.06	Audited Most Recent Financial Statements	24
6.07	Third Party Consents	24
6.08	Deliveries	24
6.09	Proceedings	25
6.10	No Material Adverse Change	25
6.11	Release and Discharge of Federal Tax Liens.	25
6.12	Transfer of Gaming Assets of GMC.	25

ARTICLE VII. CONDITIONS TO OBLIGATIONS OF SELLER		25
7.01	Representations and Warranties	25
7.02	Performance	25
7.03	Officers’ Certificates	25
7.04	Orders and Laws	25
7.05	Deliveries	25
7.06	Regulatory Consents and Approvals	26
7.07	Proceedings	26

ARTICLE VIII. EMPLOYEE MATTERS		26
8.01	Employees.	26
8.02	Employee Obligations; COBRA.	26
8.03	Benefit Plans.	26
8.04	No Third Party Beneficiary	26

ii

ARTICLE IX. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS		27
9.01	Survival of Representations, Warranties, Covenants and Agreements	27
9.02	Limits on Purchaser's Claims Alleging Breach of Representations and Warranties.	27
9.03	Limits on Seller's Claims Alleging Breach of Representations and Warranties.	27

ARTICLE X. INDEMNIFICATION		28
10.01	Indemnification.	28
10.02	Method of Asserting Claims.	29
10.03	Right of Set-Off.	30

ARTICLE XI. TERMINATION		30
11.01	Termination	30
11.02	Survival	31
11.03	Deposit.	31
11.04	No Consequential or Incidental Damages	31
11.05	Purchaser’s Right to Specific Performance	32

ARTICLE XII. MISCELLANEOUS		32
12.01	Notices	32
12.02	Construction	33
12.03	Entire Agreement	33
12.04	Expenses	33
12.05	Public Announcements	33
12.06	Confidentiality	33
12.07	Waiver	34
12.08	Amendment	34
12.09	No Third Party Beneficiary	34
12.10	No Assignment; Binding Effect	34
12.11	Headings	34
12.12	Consent to Jurisdiction and Service of Process	34
12.13	Invalid Provisions	34
12.14	Exhibits and Schedules	34
12.15	Governing Law	35
12.16	Counterparts	35

EXHIBIT A		1

iii

This ASSET PURCHASE AGREEMENT dated as of May 20, 2011 is made and entered into by and among 3 POINT, INC., a Washington corporation having an address at 21917 Highway 99, Mountlake Terrace, Washington 98043 (“Seller”), GEORDIE SZE, an individual having an address at 167 Prospect Street, Seattle, Washington 98109-3749 (the “Stockholder”), NG WASHINGTON III, LLC, a Washington limited liability company having an address at 50 Briar Hollow Lane, Suite 500W, Houston, Texas 77027 (“Purchaser”) and, solely for purposes of Sections 1.03(d) and 3.09, NEVADA GOLD & CASINOS, INC., a Nevada corporation having an address at 50 Briar Hollow Lane, Suite 500W, Houston, Texas 77027 (“Nevada Gold”).  Capitalized terms not otherwise defined herein have the meanings set forth in Exhibit A.

W I T N E S S E T H

WHEREAS, Seller operates a “mini-casino” known as the “Red Dragon Casino” which provides gaming services to patrons, including open play, tournament play and house-banked card rooms, and conducts restaurant and bar operations in the City of Mountlake Terrace, Washington (the “Business”); and

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all of the assets of Seller utilized in the Business, all on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

SALE OF ASSETS; CLOSING

1.01           Assets.

(a)           Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date Seller will sell, transfer, convey, assign and deliver to Purchaser, all right, title and interest in, to and under all of the assets, properties, rights, claims and operations of Seller of every kind and description (other than the Excluded Assets (defined in Subsection 1.01(b) below)) used in the operation of the Business, wherever located, whether tangible or intangible, real, personal or mixed, whether or not appearing on the books and records of Seller (collectively, the “Assets”).  The Assets shall be transferred to Purchaser free and clear of all Liens.  The Assets include but are not limited to the following:

(i)           all inventories of Seller, including, without limitation, all liquor, wine, beer, food, supplies, packaging materials, spare parts and similar items (the “Inventory”);

(ii)           all other tangible personal property and interests of Seller utilized in or in any way relating to the Business or located on the Leased Real Property including, without limitation, computers and integrated computer systems, other electronic data processing hardware, display terminals, printers, and related computer equipment and accessories; all software designed for use on the computers and electronic data processing hardware described above including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever) to the extent assignable ( “Software”); office, casino, restaurant and bar equipment; gaming tables, gaming chips and gaming paraphernalia, player-tracking systems, counting equipment and gauge systems; video cameras, recording devices and security surveillance equipment; machinery, equipment, tools and tooling (including expendable tooling), furniture, fixtures and motor vehicles (including passenger motor coaches and passenger shuttles), point of sale equipment, signs and signage, uniforms, laundry and linens, silverware, glassware, chinaware, pots, pans and utensils and merchandise (collectively, the “Tangible Personal Property”);

(iii)           all Contracts described in Section 2.17(a) of the Disclosure Schedule, with the exception of the Terminated Contracts (defined in Section 4.07(b) below) and except as otherwise specified in Section 2.17(a) of the Disclosure Schedule (the “Assumed Contracts”);

(iv)           all intangible personal property (other than the Intellectual Property) of Seller or rights thereto used in connection with the Business, including without limitation, customer and supplier lists, complete player database (including all data regarding player activity), phone numbers, facsimile numbers, e-mail addresses, domain names and other documentation with respect thereto, and all goodwill relating to the Business (“Intangible Personal Property”);

(v)           all Intellectual Property;

(vi)           to the extent their transfer is permitted under applicable Laws, all Licenses (including applications therefor) utilized in the conduct of the Business;

(vii)           originals or copies of all material books and records currently used or held for use in the conduct of the Business or otherwise relating to the Assets, including originals (to the extent available and, if not available, copies or if none, reasonably complete and accurate written descriptions) of all Assumed Contracts, records (including unexpired warranties) evidencing or relating to the Assets, all business plans, marketing and promotional materials, all policy and procedure manuals and employee handbooks.

(b)           Excluded Assets.  Notwithstanding anything in this Agreement to the contrary, the following assets of Seller (the “Excluded Assets”) shall be excluded from and shall not constitute Assets:

(i)           all cash, including without limitation cash held in the casino cages, in bank accounts of Seller, poker cash, ATMs and other cash on hand;

(ii)           outstanding amounts related to any guest ledger receivables (bar, restaurant, and others), all outstanding amounts related to credit card and debit card charges by customers and checks, including NSF checks, by customers payable to Seller for transactions conducted through the close of business on the day before the Closing Date in connection with the Business;

(iii)           the pool table, ATM’s, and video game terminals owned by Stockholder which are listed in Section 1.01(b)(iii) of the Disclosure Schedule;

(iv)           all assets owned or held by any Benefit Plans;

(v)           the minute books, stock transfer books and corporate seal of Seller;

(vi)           the Terminated Contracts; and

(vii)           all prepaid expenses relating to the Business, including all security deposits deposited by or on behalf of Seller as lessee or sublessee or otherwise under those Assumed Contracts specifically identified in Section 1.01(a)(iii) of the Disclosure Schedule.

1.02           Assumption of Certain Liabilities.

(a)           In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, Purchaser shall assume and become responsible for, from and after the Closing, only the following obligations or liabilities (the “Assumed Liabilities”): (i) those obligations or liabilities arising under any Assumed Contract that accrue and are required to be performed from and after the Closing; (ii) those liabilities described on Section 1.02(a)(ii) of the Disclosure Schedule; (iii) liabilities of Seller for non-inventoried gaming chips existing and redeemable as of the Closing; and (iv) the following liabilities of Seller existing and redeemable as of the Closing (the “Promotional Liabilities”): (A) liabilities for player’s club points and pull tabs, and (B) any and all complimentaries, gift certificates and promotions of Seller.  In furtherance of the preceding sentence and solely in order to assist the Parties with the physical inventory at the Closing, on the day immediately preceding the Closing, Seller shall provide to Purchaser an estimated amount of all gaming chips and Promotional Liabilities as of such date supported with sufficient documentation for the Promotional Liabilities, including for all purchased gaming chips and a physical inventory count of all gaming chips on hand.  The final amount of the gaming chips and Promotional Liabilities shall be determined following the joint inventory by the Parties on the Closing Date.  Notwithstanding the foregoing, except for those liabilities set forth in clause (i), (ii), (iii) and (iv) of this Section 1.02(a), Purchaser shall not assume, and Seller shall remain liable for jackpots and any other gaming instruments of Seller then representing a claim against Seller existing as of the Closing Date.

(b)           Purchaser shall not assume or otherwise become responsible for, and Seller shall remain liable for and discharge when due, all liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of Seller that are not Assumed Liabilities (collectively, “Retained Liabilities”).  In furtherance and not in limitation of the foregoing, within the required period under applicable Law, Seller shall file or caused to be filed all Washington state Tax Returns required to be filed in connection with the Business, pay all Taxes required to be paid in connection therewith, and promptly thereafter furnish Purchaser with copies of such Tax Returns, together with evidence of filing the same and payment of Taxes due thereunder; provided that notwithstanding the above, all Transfer Taxes shall be paid as set forth in Section 1.08 hereof.  It is expressly understood and agreed by Seller that Purchaser shall not assume any liability or obligation and shall have no liability or obligation to any third party except as expressly provided in this Agreement.

1.03	Deposit; Escrow Agent; Purchase Price; Closing Payment; Promissory Notes; Nevada Gold Common Stock; Sale of Inventory; Physical Inventory Count

(a)           Deposit.  Simultaneously with the execution of this Agreement, Purchaser shall deliver $115,000 (the “Deposit”) in cash to Anderson Law & Escrow, PLLC, as escrow agent (the “Escrow Agent”).  The Escrow Agent shall continue to hold the Deposit pursuant to the terms of the Escrow Agreement being executed and delivered concurrently herewith (“Escrow Agreement”) among Purchaser, Seller and the Escrow Agent.  The Deposit, together with any and all interest earned thereon, shall be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement and will be paid to Purchaser or Seller in accordance with the terms of the Escrow Agreement and this Section 1.03.  If the Closing occurs, the Deposit, together with any and all interest earned thereon, shall be payable to Seller at Closing.  If the Closing does not occur, the Deposit, together with any and all interest earned thereon, shall be payable to:

(i)           Seller, if this Agreement is terminated by Seller pursuant to Sections 11.01(b)(ii) or 11.01(b)(iii); or

(ii)           Purchaser, in all other circumstances.

(b)           Purchase Price. The aggregate purchase price for the Assets and the covenant of Seller and the Stockholder contained in Section 4.09 (the “Purchase Price”) shall be an amount equal to $1,250,000, adjusted and payable as set forth in Sections 1.03(c), 1.03(d), 1.03(e) and 1.03(f) below.

(c)           Closing Payment.  At Closing, Purchaser shall pay to Seller by wire transfer to an account or accounts (which account or accounts shall be designated in writing by Seller at least five Business Days prior to the Closing) a cash amount equal to $400,000 less the Deposit, together with all accrued interest thereon (which Deposit, together with all accrued interest thereon, shall be applied against the Purchase Price and credited to Purchaser at Closing) less the Payoff Amounts (as defined in Section 6.11) to be paid by Purchaser directly to the IRS in order to fully satisfy, release and discharge the Federal Tax Liens in accordance with the conditions of Section 6.11 of this Agreement less one-half of the amount of non-inventoried gaming chips existing as of the Closing less the amount of the Promotional Liabilities assumed by Purchaser at Closing (the “Cash Closing Payment”).  The Cash Closing Payment shall be adjusted by the net amount of prorations made at Closing pursuant to Section 1.09.

(d)           Promissory Notes and Seller Finance Documents.  At Closing, Purchaser shall issue to Seller: (i). a promissory note made payable to the order of Seller, bearing interest at the rate of six percent (6%) per annum, in the original principal amount of $250,000, in the form annexed hereto as Exhibit B-1 (the “First Promissory Note”) and (ii) a promissory note made payable to the order of Seller, without interest, in the original principal amount of $100,000, in the form annexed hereto as Exhibit B-2 (the “Second Promissory Note” and, together with the First Promissory Note, the “Promissory Notes”).  The Obligations of Purchaser under the Promissory Notes shall be guaranteed by Nevada Gold pursuant to a corporate guaranty in the form annexed hereto as Exhibit C (the “Guaranty”).  The Promissory Notes and the Guaranty shall be collectively referred to herein as the “Seller Finance Documents”.

(e)           Nevada Gold Common Stock.  At Closing, Nevada Gold shall issue to Seller a certificate representing a number of shares of Nevada Gold Common Stock equal to $500,000 divided by the Average Closing Price (the “Consideration Shares”).  The certificate for Nevada Gold Common Stock to be issued to Seller as part of Consideration Shares shall bear substantially the following legend:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

(f)           Purchase Adjustment Amount. If the Closing has not occurred on or before July 19, 2011 (the “Target Closing Date”), so long as Seller is not in material breach of any representation, warranty, or covenant contained in this Agreement and has satisfied each of the conditions precedent to Closing under Article VI, Purchaser shall pay directly to Seller by wire transfer to an account designated by Seller or by check, the Purchase Adjustment Amount for each day following the Target Closing Date until a Closing occurs or the date this Agreement is terminated by either party in accordance with its terms.  Any Purchase Adjustment Amount shall be paid by Purchaser to Seller on a daily basis and shall be deemed to be part of the Purchase Price.

(g)           Sale of Inventory. At Closing, Purchaser shall pay to Seller by certified check or wire transfer an amount equal to the actual cost of all unopened and unused liquor, wine, beer, other beverages and food of Seller utilized in the Business as of the Closing Date, which amount shall be based upon the physical count of Inventory set forth in Section 1.03(h) at the then fair market value thereof.  In furtherance of the foregoing, such sale shall be made in accordance with applicable Law; provided, however, Purchaser shall use commercially reasonable efforts to obtain a waiver from the liquor authority in the State of Washington to effect the direct sale of such inventory by Seller to Purchaser in the manner set forth herein.

(h)           Physical Inventory Count. Immediately prior to the Closing, the Parties shall conduct a physical count of the Inventory and the Tangible Personal Property and prepare a record of the gambling equipment and a detailed inventory of the liquor included in the Assets to be so transferred to Purchaser.  Purchaser shall report to the Washington State Gambling Commission the transfer of such gambling equipment to Purchaser pursuant hereto, including a copy of the applicable inventory record, in accordance with Washington Administrative Code Section 230-06-110(6).

1.04           Closing; Deliveries.

(a)           The Closing shall take place at the offices of Seller or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on or before the Closing Date, subject to the satisfaction (or waiver) of all conditions to each party’s obligation to close under this Agreement by the obligated party; provided, however, for all purposes the Closing shall be deemed to have occurred as of 12:01 A.M. local time on the Closing Date.  The Closing may take place by delivery of the documents (executed by all of the parties, as applicable) at Closing by facsimile transmission, email in locked or unmodified .pdf format or courier service and payment of the Cash Closing Payment by wire transfer.

(b)           At Closing, Seller will deliver, or cause to be delivered to Purchaser, the following: (i) a Bill of Sale, Assignment and Assumption Agreement, in the form of Exhibit D hereto (the “Bill of Sale”), (ii) the Officer’s Certificate of Seller, (iii) the Secretary’s Certificate of Seller, (iv) a list of all Employees who have been terminated at each applicable Business within ninety (90) days prior to the Closing Date, certified by Seller as true and correct as of the Closing Date, (v) a list of COBRA Recipients as of the date immediately prior to the Closing, certified by Seller as true and correct as of the Closing Date, together with any additional information regarding COBRA Recipients requested by Purchaser, (vi) a lease agreement for the lease of the Leased Real Property, including the building and parking lot facilities, for a five (5) year term from the Closing Date, with an option to Purchaser to extend the term for two (2) additional five (5) year terms, between GMC 220th, LLC, a Washington limited liability company (“GMC”), as landlord, and Purchaser, as tenant, duly executed by GMC, in the form of Exhibit E hereto (the “Lease Agreement”), together with documentation evidencing the termination of the existing lease between GMC and Seller, (vii) a subordination, non-disturbance and attornment agreement with respect to the Lease Agreement, duly executed by GMC, as landlord and the mortgage lender (the “Lender”) to GMC (the “SNDA”), (vii) a payoff letter from the IRS, together with evidence of termination of the Federal Tax Liens, in form and substance reasonably satisfactory to Purchaser, (viii) evidence of termination of any lien on Gaming Assets owned by GMC, together with a conditional bill of sale evidencing transfer of the Gaming Assets from GMC to Purchaser, each in a form and substance reasonably satisfactory to Purchaser and (ix) all other documents, instruments, consents and writings which are required to be delivered by Seller at the Closing pursuant to this Agreement.

(c)           At Closing, Purchaser will deliver, or cause to be delivered to Seller, the following: (i) the Cash Closing Payment, (ii) the Seller Finance Documents, (iii) the Officer’s Certificate of Purchaser, (iv) the Secretary’s Certificate of Purchaser, (v) a resale certificate regarding the portion of the Assets comprised of inventory, (vi) a certificate representing the Consideration Shares, (vii) the Lease Agreement, duly executed by Purchaser, (viii) the SNDA, duly executed by Purchaser as tenant and (ix) all other documents, instruments, consents and writings which are required to be delivered by Purchaser at the Closing pursuant to this Agreement.

(d)           At Closing, (i) Seller shall pay, or cause to be paid, one-half of all fees and costs of the Escrow Agent plus the Transfer Taxes pursuant to the provisions of Section 1.08 and (ii) Purchaser shall pay, or cause to be paid, one half of all fees and costs of the Escrow Agent plus the Transfer Taxes pursuant to the provisions of Section 1.08.

1.05           Further Assurances; Post Closing Cooperation.

(a)           At any time or from time to time after the Closing, at Purchaser’s request and without further consideration, Seller and Stockholder shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets (as contemplated herein and to the extent consistent with this Agreement and the Operative Agreements).

(b)           Following the Closing, any amounts received by or delivered to Seller on account of an Asset shall be remitted to Purchaser and any amounts received by or delivered to Purchaser on account of an Excluded Asset shall be remitted to Seller.

(c)           Following the Closing, Purchaser and Seller will afford the other party, its counsel and its accountants, during normal business hours and upon reasonable advance notice, reasonable access to the books and records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with the preparation of Tax Returns, and compliance with the requirements of any Governmental or Regulatory Authority.

(d)           Any information obtained by Seller in accordance with this Section 1.05 shall be held confidential by Seller in accordance with and subject to Section 12.06.  Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with this Section shall be subject to applicable rules relating to discovery.

1.06           Third Party Consents. To the extent that any Assumed Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder.  Purchaser and Seller shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Assumed Contract to Purchaser in all cases in which such consent is or may be required for such assignment or, in the alternative, a replacement contract.  If any such consent or replacement contract shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Assumed Contract, including enforcement of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

If and to the extent that such arrangement cannot be made to the satisfaction of Seller and Purchaser, Purchaser may, at its option, either:

(i)           waive the conditions to closing set forth in Section 6.07 and proceed to consummate the transactions contemplated by this Agreement; provided, however, Seller and the Stockholder shall indemnify and hold Purchaser harmless from any and all Losses resulting from the failure to obtain such consent; or

(ii)(A) if the Assumed Contract at issue is the agreements for the card shufflers listed in Section 2.17(a) of the Disclosure Schedule (the “Card Shuffler Agreements”) (solely in the event that the card shufflers described therein have not been purchased by Seller prior to Closing and included within the Assets) or (B) in the event that in excess of 10% of the Table Game Licenses are not assigned to Purchaser or replaced with new and substantially similar contracts by Closing, elect not to consummate the transactions contemplated by this Agreement in accordance with Section 6.07 as a result of Seller’s failure to fulfill the closing condition.

1.07           Governmental and Regulatory Authority Consents.

(a)           Seller shall use commercially reasonable efforts to obtain all Governmental and Regulatory Authority consents or waivers necessary for Seller to undertake the transactions contemplated hereby or by the Operative Agreements.  The provisions of this Section 1.07(a) shall not affect the right of Seller not to consummate the transactions contemplated by this Agreement if the conditions contained in Section 7.06 have not been fulfilled.

(b)           Purchaser shall use commercially reasonable efforts to obtain all Governmental and Regulatory Authority consents or waivers necessary for Purchaser to undertake the transactions contemplated hereby or by the Operative Agreements.  The provisions of this Section 1.07(b) shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the conditions contained in Section 6.05 have not been fulfilled.

1.08           Transfer Taxes.  Purchaser and Seller shall each be responsible for fifty percent (50%) of all sales, use, excise, transfer, recording, gains, and other similar taxes and fees or liability for such taxes or fees arising out of or in connection with the sale of all Assets under this Agreement (the “Transfer Taxes”).  For purposes of calculating the Transfer Taxes and otherwise, the parties shall agree to value the Tangible Personal Property constituting equipment at or prior to Closing.  The parties hereto shall cooperate and provide promptly all documents and other materials, including copies of all Tax Returns, if necessary, required to be filed with respect to the payment of the Transfer Taxes.

1.09           Prorations.  Rents, additional rents and other items payable by Seller under any lease constituting an Assumed Contract, including, without limitation, any equipment lease, shall be prorated.  All prorations will be made as of the Closing Date on the basis of the actual days of the month in which the Closing Date occurs.  Seller will be liable for the prorated expenses relating to the Assets for the period prior to the Closing Date and Purchaser will be liable for such expenses for the period from and after the Closing Date.  If any expenses are not determinable on the Closing Date, Seller and Purchaser will make any final adjustments as and when the actual bills therefor are issued to the appropriate party.  The party owing amounts to the other under this Section 1.09 shall pay the same within thirty (30) days following the determination of such amounts.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDER

Each of Seller and the Stockholder, jointly and severally, hereby represent and warrant to Purchaser as follows:

2.01           Organization of Seller.  Seller is a corporation duly organized, and validly existing and authorized to transact business under the laws of the State of Washington.  Seller has full corporate power and authority to conduct the Business as and to the extent now conducted by it and has full corporate power to own, use and lease the Assets.  Seller does not own any subsidiaries and has not, during the five-year period preceding the date of this Agreement, conducted business under any alternate name, fictitious name or tradename.  Neither the Assets nor the conduct of the Business requires Seller to be qualified to conduct business under the laws of any jurisdiction other than the state of Washington.

2.02           Authority.  Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation, to sell and transfer the Assets.  The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Seller’s board of directors and the Stockholder and no other corporate action on the part of Seller is necessary.  The Stockholder owns 100% of the capital stock of Seller.  This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against it in accordance with their terms.  The Stockholder has the legal capacity to execute, deliver and perform his obligations under this Agreement and the Operative Agreements to which he is a party, and to consummate the transactions contemplated hereby and thereby.

2.03           No Conflicts.  The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of the Operative Agreements to which it is a party and the performance by Seller of its obligations under this Agreement and such Operative Agreements will not:

(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation, by-laws or any shareholders agreement of Seller;

(b)           conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of the Assets which could have a Material Adverse Effect; or

(c)           Except as disclosed in Section 2.03(c) of the Disclosure Schedule (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Contract or License to which Seller is a party or by which Seller or any of the Assets are bound or with respect to any of Seller’s Intellectual Property.

2.04           Governmental Approvals and Filings.  Except as disclosed in Section 2.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance by Seller of this Agreement or any of the Operative Agreements to which Seller is a party or the consummation of the transactions contemplated hereby or thereby.

2.05           Books and Records.  Except as disclosed in Section 2.05 of the Disclosure Schedule, none of the books and records of Seller is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Seller.

2.06           Financial Statements.

(a)           Seller has delivered to Purchaser true and complete copies of (i) the audited balance sheet of Seller as of December 31, 2009 and the related audited statement of income and statement of cash flows, including the notes thereto, for the fiscal years then ended, (ii) the unaudited balance sheet of Seller as of December 31, 2010 and the related unaudited statement of income for the twelve-month period then ended (the “December 2010 Financial Statements”) and (iii) the unaudited balance sheets of Seller as of March 31, 2011 (the “Most Recent Balance Sheet”) and the related unaudited statements of income for the three-month period then ended (the “March 2011 Financial Statements”).  The audited financial statements of Seller described in clause (i) shall be referred to herein collectively as the “Audited Financial Statements”.  The Audited Financial Statements, the December 2010 Financial Statements and the March 2011 Financial Statements shall be collectively referred to herein as the “Financial Statements”.

(b)           Attached to Section 2.06(b) of the Disclosure Schedule is a correct and complete copy of the Audited Financial Statements.  The Audited Financial Statements (i) were prepared on a consistent basis in accordance with GAAP, (ii) fairly present the financial condition and results of operations of Seller as at the respective dates thereof and for the respective periods covered thereby and (iii) were prepared from books and records regularly maintained by management of Seller.

(c)           Attached to Section 2.06(c) of the Disclosure Schedule is a correct and complete copy of the December 2010 Financial Statements and the March 2011 Financial Statements.  The December 2010 Financial Statements and the March 2011 Financial Statements (i) were prepared by management of Seller on a consistent basis in accordance with GAAP, except for normal year-end adjustments and the absence of notes and except as otherwise specified in Section 2.06(c) of the Disclosure Schedule, (ii) fairly present the financial condition and results of operations of Seller as at, and for the monthly period ending December 31, 2010 and March 31, 2011, respectively, and (iii) were prepared from books and records regularly maintained by management of Seller and used to prepare the financial statements of Seller.

(d)           Except as otherwise specified in Section 2.06(d) of the Disclosure Schedule, Seller has maintained its books and records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

2.07           Absence of Changes.  Except as disclosed in Section 2.07 of the Disclosure Schedule, since December 31, 2010, there has not been any Material Adverse Effect.  Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule, since December 31, 2010, there has not occurred any of the following:

(i)           (A) any increase in the salary, wages or other compensation of any employee whose annual salary is $50,000 or more or (B) any establishment or modification of, or any increase in the compensation or benefits under, any Benefit Plan or employment related Contract, except to the extent required by applicable Law;

(ii)           except in the ordinary course of business (A) incurrence by Seller of Indebtedness with respect to the conduct of the Business or (B) any voluntary cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller;

(iii)           any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Seller in an aggregate amount exceeding $10,000;

(iv)           any material change in (A) any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller or (B) any method of calculating any bad debt, contingency or other reserve of Seller for accounting, financial reporting or Tax purposes;

(v)           (A) any acquisition or disposition of any assets used or held for use in the conduct of the Business, other than the sale of Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $10,000 in the aggregate or (B) any creation or incurrence of a Lien on any such assets;

(vi)           any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Section 2.17(a) of the Disclosure Schedule (with the exception of the Terminated Contracts) without providing prior notice to the Purchaser or (B) any License disclosed in Section 2.18 of the Disclosure Schedule;

(vii)           any transaction involving the Business with any officer, director, stockholder or Affiliate of Seller;

(viii)           any strikes or labor difficulties or any layoffs or reductions in work force, except for retirement of employees in the ordinary course of business;

(ix)           any other transactions in the aggregate amount of more than $10,000 directly involving, or directly affecting, the Business or the Assets outside the ordinary course of business; or

(x)           Seller becoming bound by any commitment or agreement, whether oral or in writing, to do any of the things described in clauses (i) through (ix) above.

2.08           No Undisclosed Liabilities.  Section 2.08 of the Disclosure Schedule contains a correct and complete list of all Liabilities of Seller not reflected or reserved against in the Most Recent Balance Sheet.  Except as reflected or reserved against in the Most Recent Balance Sheet or otherwise listed on Section 2.08 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice and which, individually or in the aggregate, could have a Material Adverse Effect.

2.09           Legal Proceedings.

(a)           There are no (x) Actions or Proceedings pending or, to the Knowledge of the Seller threatened against, relating to or affecting Seller or any of its assets which (i) could result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution to Purchaser of the benefits contemplated by this Agreement or any of the Operative Agreements, or (ii) if determined adversely to Seller, could reasonably be expected to result in an injunction or other equitable relief that would interfere in any material respect with the Business or the ability of Seller to fully perform all of its obligations under the Operative Agreements to which it is a party;

(b)           There are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

(c)           There are no Orders outstanding against Seller with respect to the Business.

2.10           Compliance With Laws and Orders.  During the five-year period preceding the date of this Agreement, Seller has not received any notice that it is or was in violation of or in default under any Law or Order applicable to the Business or the Assets and there are no pending or threatened claims relating to the Business by any Governmental Regulatory Authority.  Section 2.10 of the Disclosure Schedule sets forth a list of any sanctions, violations, fines, penalties or disciplinary actions imposed on or against Seller by any Governmental Regulatory Authority during the three-year period preceding the date of this Agreement.

2.11           Benefit Plans; ERISA.

(a)           Section 2.11(a) of the Disclosure Schedule (i) contains a true and complete list of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan and each other Plan maintained, established, sponsored or contributed to by Seller which at any time during the two-year period preceding the date of this Agreement was a Defined Benefit Plan, and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by Seller during the two-year period preceding the date of this Agreement.  Except for the Plans and Benefit Plans set forth in Section 2.11(a) of the Disclosure Schedule, Seller has not within the last two years maintained, sponsored, adopted, made contributions to, or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Plan or Benefit Plan.  Within the last two years, Seller has not scheduled or agreed upon future increases of benefit levels (or creation of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted.  As of the date of this Agreement, except for non-material pay advances to Employees, no loan is outstanding between Seller and any Employee.

(b)           Seller does not maintain, nor is it obligated to provide benefits under, any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retired or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended (“COBRA”).

(c)           Seller is not in payment default or in material default in the performance of any of its other contractual obligations under any of the Benefit Plans or Plans nor any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller to any Benefit Plan or Plan with respect to any period ending on or before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements. There are no material outstanding liabilities of any Benefit Plan or Plan  other than liabilities for benefits to be paid to participants in such Benefit Plan or Plan and their beneficiaries in accordance with the terms of such Benefit Plan or Plan.

(d)           No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.  Seller has not incurred, nor will incur, any liability under Title IV of ERISA to the PBGC or to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) with respect to any employee benefit plan sponsored or contributed to by any member (other than Seller) of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) which includes Seller. Seller is not, nor has been at any time since its inception, a “substantial employer” as such term is defined in Section 4001(a)(2) of ERISA with respect to any “multiemployer plan”.

(e)           No transaction contemplated by this Agreement, including the sale of the Assets, will result in liability to the PBGC under ERISA.

(f)           There are no actions, suits, or claims (other than routine claims for benefits) pending, and to the Knowledge of Seller, no such actions, suits, or claims are threatened and there are no set of facts that would give rise to any such actions, suits or claims against or relating to any Benefit Plan or the assets thereof.

(g)           No Qualified Benefit Plan or related trust has had a “reportable event” as such term is defined in ERISA, nor has any such plan or any “fiduciary” or “party-in-interest” or “disqualified person” entered into any “prohibited transaction” as such terms are defined in ERISA or the Code, or breached its fiduciary obligations.

(h)           Complete and correct copies of the following documents have been furnished to Purchaser:

(i)           summary of the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

(ii)           current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans; and

(i)           Seller does not have a Qualified Plan for its Employees which requires the filing of Form 5500 and the schedules thereto.

2.12           Leased Real Property.  Section 2.12 of the Disclosure Schedule contains a true and correct list of all real property leased by Seller (the “Leased Real Property”) and each lease, sublease or other agreement granting lease or occupancy rights to Seller with respect to such  Leased Real Property (the “Real Property Leases”).  Seller does not own any real property.  Seller enjoys and is in peaceful and undisturbed possession of the Leased Real Property.

2.13           Tangible Personal Property.  Seller is in possession of, and has good title to, valid leasehold interests in or valid rights under applicable Contracts to use, all of the Tangible Personal Property, which includes all tangible personal property reflected on the Most Recent Balance Sheet.  Section 2.13 of the Disclosure Schedule identifies all material leases (including capital leases) for Tangible Personal Property (collectively, the “Personal Property Leases”), together with a summary description of the terms thereof.  All Personal Property Leases are in full force and effect without the existence of any payment default or any other material default (or any event which with the giving of notice or passage of time would constitute a default) on the part of Seller, or to the Knowledge of Seller, the lessor thereunder.  As of Closing, all of the Tangible Personal Property shall be free and clear of all Liens, and to the Knowledge of Seller is in good working order and condition, ordinary wear and tear excepted.  All of the Tangible Personal Property is located at the principal location of the Business.

2.14           Intellectual Property.

(a)           Seller owns all right, title and interest to (including, without limitation, the exclusive right to use and license the same), or has the right to use pursuant to a valid license, all Intellectual Property or Software used in or necessary for the operation of the Business as presently conducted, free and clear of any Liens and without obligation to pay any royalty or other fees with respect thereto.  All of the Intellectual Property is identified in Section 2.14 of the Disclosure Schedule and constitutes all of the intellectual property necessary for operation of the Business as presently conducted without liability to third parties for infringement or violation of any intellectual property rights of third parties.  Except as disclosed in Section 2.14 of the Disclosure Schedule, no item constituting part of the Intellectual Property has been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or any other government entities, domestic or foreign, or a duly accredited and appropriate domain name registrar.  Section 2.14 of the Disclosure Schedule describes all material license agreements for Intellectual Property that is used under license in the Business; and no written notice of any default has been received by Seller under any such license which remains uncured.  Each such license agreement is a legal, valid and binding obligation of Seller and, to the Knowledge of Seller, each of the other parties thereto, enforceable in accordance with the terms thereof.

(b)           Except as disclosed in Section 2.14 of the Disclosure Schedule, (i) there have been no pending or, to the Knowledge of Seller, threatened proceedings or litigation or other claims made against Seller asserting the invalidity, misuse or unenforceability of any of such Intellectual Property, (ii) Seller has not received any written notices that the conduct of the Business has infringed, misappropriated or conflicted with, or infringes, misappropriates or conflicts with, any intellectual property of other persons or entities, (iii) to the Knowledge of Seller, the Intellectual Property owned by or licensed to Seller has not been infringed, misappropriated or conflicted by other persons or entities, and (iv) none of the Intellectual Property owned by or licensed to Seller is subject to any outstanding order, decree, judgment, stipulation or agreement to which Seller is a party or bound restricting the scope or use thereof by Seller.

(c)           Seller has the legal right to use all third-party Software that is material to the conduct of the Business, and all such third-party Software is being used by Seller in compliance, in all respects, with any applicable licenses.

2.15           Title to Assets.  Except as set forth in Section 2.15 of the Disclosure Schedule, Seller has good and marketable title to the Assets free and clear of all Liens.  At the Closing, Purchaser shall acquire good and marketable title to the Assets free and clear of all Liens.

2.16           Taxes.

(a)           Seller has filed or caused to be filed (on a timely basis since December 31, 2008) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Laws. Seller has delivered or made available to Purchaser copies of, and Section 2.16(a) of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since December 31, 2008.  Except such Taxes, if any, as are listed on Section 2.16(a) of the Disclosure Schedule, Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller.

(b)           Section 2.16(b) of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit, and any and all deficiencies proposed as a result of such audits.  Section 2.16(b) of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by Seller or any group of corporations including Seller for all taxable years since December 31, 2008, and the resulting deficiencies proposed by the IRS.

(c)           Except as disclosed in the Most Recent Balance Sheet or on Section 2.16(c) of the Disclosure Schedule, the charges, accruals, and reserves with respect to Taxes (including payroll taxes) on the books of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller’s liability for the Taxes.  Except as disclosed in the Most Recent Balance Sheet or on Section 2.16(c) of the Disclosure Schedule, there exists no proposed tax assessment against Seller.  Except as disclosed in the Most Recent Balance Sheet or on Section 2.16(c) of the Disclosure Schedule, all Taxes that Seller is or was required by Laws to withhold or collect (including payroll taxes) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority or other Person or will be paid when due.

(d)           All Tax Returns filed by Seller are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Seller after the date of this Agreement.

2.17           Contracts.

(a)           Section 2.17(a) of the Disclosure Schedule contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions) of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser to which Seller is a party or by which Seller or any of the Assets is bound:

(i)           (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any employee; the name, position and rate of compensation of each employee party to such a Contract and the expiration date of each such Contract; and (B) any representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee or any group of employees;

(ii)           all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person, or prohibiting or limiting the ability of any Person to compete with Seller in connection with the Business;

(iii)           all partnership, joint venture, shareholder, or other similar Contracts involving a sharing of profits or expenses with any Person; provided, however, in no event shall any such Contracts constitute Assumed Contracts;

(iv)           all Contracts with distributors, dealers, manufacturer’s representatives, sales agencies or franchisees;

(v)           all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

(vi)           all executory Contracts with customers for the purchase of Inventory for a purchase price of more than $5,000;

(vii)           all collective bargaining or similar labor Contracts covering any Employee; and

(viii)           all confidentiality or non-disclosure agreements with any Person;

(ix)           Contracts to which a Governmental or Regulatory Authority is a party;

(x)           Contracts evidencing or related to Indebtedness or granting a Lien on any Asset;

(xi)           Contracts relating to Intellectual Property, whether as licensor or licensee or which relates to the payment of royalties or other similar payments;

(xii)           Contracts pursuant to which Seller is obligated to indemnify any other Person, including, without limitation, all Contracts which by their terms or otherwise have expired but pursuant to which the indemnity obligation is still binding on Seller;

(xiii)           Contracts which are material to the operation of the Business and entered into other than in the ordinary course of business; and

(xiv)           all Contracts (other than Benefit Plans and insurance policies listed in Section 2.19 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either Seller of more than $5,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to Seller.

(b)           Each material Contract required to be disclosed in Section 2.17(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto and neither Seller nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

2.18           Licenses.  Section 2.18 of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each.  Seller has delivered to Purchaser true and complete copies of all such Licenses.  Except as disclosed in Section 2.18 of the Disclosure Schedule:

(i)           Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

(ii)           each License is valid, binding and in full force and effect;

(iii)           Seller is not, nor has Seller received within the two years preceding the execution of this Agreement, any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License; and

(iv)           the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to any License.

2.19           Insurance.  Section 2.19 of the Disclosure Schedule contains a true and complete list of all liability, property and other insurance policies currently in effect that insure the Business, the Employees or the Assets.  Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and Seller has not received any notice of cancellation, termination or material increase in premiums in respect of any such policy, nor is Seller in default thereunder.  Neither Seller, nor the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 2.19 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause within the two years preceding the execution of this Agreement.  Except as set forth in Section 2.19 of the Disclosure Schedule, no claim in excess of $15,000 has been made under any such policies (or any predecessor policies) within the two years prior to the date of this Agreement.

2.20           Affiliate Transactions.  Except as set forth in Section 2.20 of the Disclosure Schedule, neither the Stockholder nor the officers, directors or employees of Seller, nor their Affiliates, provide or cause to be provided any assets, services or facilities used or held for use in connection with the Business other than services in their capacity as officers, directors or employees of Seller, and the Business does not provide or cause to be provided any assets, services or facilities to any such persons or their Affiliates.

2.21           Employees; Labor Relations.

(a)           Section 2.21 of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee’s position or function, annual base salary or wages, any incentive or bonus arrangement with respect to such Employee in effect on such date and such Employee’s total compensation in 2010 (collectively, “Employee Information”).  Within the last six (6) months prior to the date of this Agreement, no Employee has informed Seller that he or she will or may cease to be an employee, or will refuse an offer of employment from Purchaser because of the consummation of the transactions contemplated by this Agreement.  Seller is not delinquent in any payments to any of its Employees for any amount of compensation due to such Employee.  Seller has complied in all material respects with all applicable state and federal equal employment opportunity laws and other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  Seller has withheld and paid to the appropriate Governmental or Regulatory Authority or is holding for payment not yet due to such Governmental or Regulatory Authority all amounts required to be withheld from any Employee.  Seller is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(b)           Except as disclosed in Section 2.21 of the Disclosure Schedule, (i) Seller is not a party to any collective bargaining or other union agreement relating to its Employees, (ii) no Employee is presently a member of a collective bargaining unit with respect to the Business and, to the Knowledge of Seller, there are no pending threats to organize any of the Employees for collective bargaining purposes as of the date of this Agreement, and (iii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last two (2) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority.  During the three (3) year period prior to the date hereof, there has been no work stoppage, strike or other concerted action by the Employees as those terms are defined in the National Labor Relations Act, and any amendments thereto.  Seller has complied with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.

(c)           To the Knowledge of Seller, no Employee is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such Employee’s ability to promote the interest of Seller or that would conflict with the Business.

(d)           To the Knowledge of Seller, no current officers, directors or managers of Seller, or any Employee having managerial responsibility for the Business, has, within the last three (3) years (i) been convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and misdemeanors not related to the Business of Seller); (ii) been subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engaging in the Business; (iii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iv) violated Seller’s policy on gifts and donations, which policy complies in all respects with all applicable legal requirements; (v) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(e)           Seller and the Stockholder are (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC (an “OFAC List”) pursuant to any authorizing statute, executive order or regulation, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  None of the Assets of Seller constitute property of, or are beneficially owned, by any Embargoed Person (as hereinafter defined).  No Embargoed Person has a beneficial ownership interest in Seller.  None of the Assets of Purchaser have been derived from any unlawful activity with the result that the Agreement is in violation of Law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the entering into this Agreement and the Closing hereunder is in violation of Law.

2.22           Environmental Matters.  Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets.  Each of such Licenses is in full force and effect. Seller has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law.

2.23           Suppliers. Section 2.23 of the Disclosure Schedule lists the ten (10) largest suppliers of the Business (“Major Supplier”), on the basis of cost of goods or services purchased by Seller for the 2010 fiscal year.  Except as disclosed in Section 2.23 of the Disclosure Schedule, no Major Supplier has ceased or materially reduced its sales or provision of services to the Business since December 31, 2010, nor to the Knowledge of Seller, has any such supplier threatened to do so.

2.24           Inventory.  Except for non-material quantities of Inventory, the Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.  Except as set forth in Section 2.24 of the Disclosure Schedule, all items included in the Inventory are the property of Seller, free and clear of any Lien are not held by Seller on consignment from others and conform in all respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

2.25           Vehicles.  Section 2.25 of the Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Seller.  Seller has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each vehicle, free and clear of all Liens.

2.26           Entire Business.  Subject to Sections 1.06 and 1.07 and except for the Excluded Assets, the sale of the Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller) in connection with the conduct of the Business. Except as disclosed in Section 2.26 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with the Business.

2.27           Brokers.  With the exception of Conrad Topacio of Vantage Commercial Partners (“Vantage”) (of which Seller is solely responsible for the commission owed to and Seller shall pay in full at Closing), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder’s fee, brokerage commission or similar payment.

2.28           Authority.  The individual executing this Agreement has been duly authorized by the Board of Directors of Seller to execute on behalf of Seller this Agreement and each Operative Agreement to which Seller is a party.

2.29           Review of Forms.  Seller and Stockholder have (i) received and carefully reviewed the Annual Reports on Forms 10-K, Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K filed by Nevada Gold with the Securities and Exchange Commission (the “SEC”) since January 1, 2009 and (ii) had the opportunity to ask questions and receive answers from Nevada Gold concerning such forms and the documents incorporated by reference therein and to obtain any documents relating to Nevada Gold which are on file with the SEC and available for inspection by the public.  Seller and Stockholder are aware of the risks inherent in an investment in Nevada Gold and specifically the risks of an investment in the Nevada Gold Common Stock.  In addition, Seller and Stockholder are aware and acknowledge that there can be no assurance of the future viability or profitability of Nevada Gold, nor can there be any assurance relating to the current or future price of the Nevada Gold Common Stock, as quoted on the NYSE AMEX Stock Exchange, or market conditions generally.

2.30           Investment Representations.  Each of Seller and Stockholder is an “accredited investor”, as such term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).  Seller is acquiring the Consideration Shares for its own account and will not sell, transfer, or otherwise dispose of (including pursuant to a liquidating dividend or otherwise) any of the Consideration Shares or any interest therein, without registration under the Securities Act and applicable state “blue sky” laws, except in a transaction which in the opinion of counsel reasonably acceptable to Nevada Gold is exempt therefrom.  Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Nevada Gold Common Stock and has obtained, in its judgment, sufficient information from Nevada Gold to evaluate the merits and risks of an investment in the Nevada Gold Common Stock.  Seller has been provided the opportunity to obtain information and documents concerning Nevada Gold and the Nevada Gold Common Stock, and has been given the opportunity to ask questions of, and receive answers from, the directors and officers of Nevada Gold concerning Nevada Gold and the Nevada Gold Common Stock and other matters pertaining to this investment.  Seller is acquiring the Consideration Shares for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof.  Seller acknowledges that the offer of the Nevada Gold Common Stock will not be reviewed by any governmental agency and is being sold to Seller in reliance upon exemption from the Securities Act.  Seller acknowledges and understands that the Consideration Shares, upon issuance, shall be “restricted securities” under Rule 144 of the Securities Act, shall not be registered with the SEC under the Securities Act and may not be sold without registration by Nevada Gold or an exemption from such registration requirements.  Seller acknowledges that the certificates representing the Consideration Shares will bear the legend set forth in Section 1.03(e).

2.31           Disclosure.  No representation or warranty contained in this Agreement, and no statement contained in Section 2 of the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.01           Organization.  Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Washington. Purchaser has full company power and authority to enter into this Agreement, and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.02           Authority.  The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by necessary company action on the part of Purchaser’s members, managers or other company governance body, and no other organizational action on the part of Purchaser or its members or managers is necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser and Purchaser in accordance with their terms.

3.03           No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation or operating agreement (or other comparable governance documents) of Purchaser;

(b)           conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

(c)           (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any contract or license to which Purchaser is a party or by which Purchaser or any of its assets is bound.

3.04           Governmental Approvals and Filings. Except as disclosed in Section 3.04 of the Purchaser’s Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

3.05           Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of the Assets and Properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

3.06           Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder’s fee, brokerage commission or similar payment.

3.07           OFAC Compliance.  To the knowledge of Purchaser, Purchaser and each Person having a beneficial ownership interest in Purchaser is (i) not currently identified on an OFAC List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  To the knowledge of Purchaser, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, by any Embargoed Person.  To the knowledge of Purchaser, no Embargoed Person has a beneficial ownership interest in Purchaser.  None of the funds of Purchaser have been derived from any unlawful activity with the result that the Agreement is in violation of Law.

3.08           Authority.  The individual executing this Agreement is the Manager of Purchaser and has been duly authorized to execute this Agreement on behalf of Purchaser.

3.09           Issuance of Nevada Gold Common Stock.  The shares of Nevada Gold Common Stock, when issued and delivered to Seller in accordance with the terms and provisions of this Agreement, will be (i) duly authorized and validly issued, fully paid and non-assessable, (ii) free and clear of any Liens, and (iii) assuming the accuracy of the representations and warranties of Seller and the Stockholder set forth in Sections 2.29 and 2.30 and the making of filings that are not required to be made until after the date hereof, shall be issued in compliance with the Securities Act.

3.10           Purchaser’s Reliance Upon Representation or Warranty of Seller.  Purchaser acknowledges and agrees that, except for Seller’s and Stockholder’s representations, warranties, covenants and agreements in this Agreement or in any Operative Agreements, Purchaser will acquire the Assets “AS IS,” with any and all faults and defects.

ARTICLE IV.

COVENANTS OF SELLER

Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the earlier of Closing or the termination of this Agreement and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, Seller will comply with all covenants and provisions of this Article IV except to the extent Purchaser may otherwise consent in writing.  Following the Closing, if Purchaser defaults under its obligations to pay principal or interest when due under the Promissory Notes and such default is not cured within any applicable cure period, then in addition to any other remedies Purchaser may have under, but not limited to, the Seller Finance Documents, Seller shall be released from its obligations under Section 4.09(a) hereof.

4.01           Regulatory and Other Approvals. Seller will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation, those described in Sections 2.03 and 2.04 of the Disclosure Schedule; provided, that Purchaser shall be responsible for obtaining all Licenses required for the operation of the Business after Closing, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Section 5.01.  Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

4.02           Investigation by Purchaser.  Seller will provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, “Representatives”) with full access to all such information and data (including without limitation copies of Contracts, Licenses, Benefit Plans and other books and records of Seller) concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of its Representatives reasonably may request in connection with such investigation.  Among its rights under this Section 4.02, Purchaser shall have the right to inspect, and take a physical count of, the Inventory.  Following the execution of this Agreement and at any time after reasonable advance notice by Purchaser or its Representatives to Seller, Purchaser shall be granted full access to the Employees and such other Representatives of Seller who have any responsibility for the conduct of the Business as shall be deemed reasonably necessary by Purchaser to complete the transactions described in this Agreement.

4.03           No Solicitations or Business Dispositions.  Upon the execution of this Agreement through the earlier of the termination of this Agreement or the Closing Date, Seller and the Stockholder will not take (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller or the Stockholder to take), directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and books and records of Seller) any offer or inquiry from any Person, other than Purchaser, to (i) engage in any sale or other disposition of all or any substantial part of the Business, whether through the sale of the stock or assets of Seller by merger, consolidation or otherwise (a “Business Disposition”), (ii) reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Disposition or (iii) furnish or cause to be furnished any information with respect to Seller to any Person who Seller knows or has reason to believe is in the process of considering any transaction that would result in a Business Disposition.

4.04           Conduct of Business. Until the earlier of the termination of this Agreement pursuant to Article XI or the Closing Date, Seller will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller and the Stockholder will:

(a)           use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of patrons, suppliers, lenders and other Persons to whom Seller provides services or with whom Seller otherwise has significant business relationships in connection with the Business and (v) continue all current marketing and promotional activities relating to the Business;

(b)           except to the extent required by applicable Law, (i) cause the books and records of the Business to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller that would adversely affect the Business, the Assets or the Assumed Liabilities;

(c)           maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.19 of the Disclosure Schedule;

(d)           comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order; and

(e)           maintain, and cause its Employees to maintain, strict confidentiality of its customer lists and complete player database (including all data regarding player activity), and shall not disclose such information to any Person other than Purchaser and its Affiliates.

4.05           Delivery of Financial Statements and Reports; Filings.

(a)           As promptly as practicable and in any event no later than five (5) days after a request by Purchaser and before the Closing Date, Seller will deliver to Purchaser true and complete copies of the unaudited balance sheets, and the related unaudited statements of income, of Seller, as of and for the month and the portion of the fiscal year then ended, which financial statements shall be prepared on a basis consistent with the Financial Statements.  As promptly as practicable but no later than five (5) days after a request by Purchaser and before the Closing Date, Seller will deliver to Purchaser a true and complete statement of the total revenues of Seller which contains a separate line item for each category of revenue.  As promptly as practicable but no later than three (3) days after a request by Purchaser and before the Closing Date, Seller will deliver to Purchaser a true and complete statement of the “drop” and the “win” from all house banked card games, as has been historically calculated by Seller in its “Win Loss” Report.

(b)           As promptly as practicable and in any event not later than July 1, 2011, Seller shall deliver to Purchaser the balance sheet of Seller as at December 31, 2010 and the related statements of income, retained earnings and cash flows of Seller for the fiscal year then ending (the “2010 Audited Financial Statements”), setting forth in comparative form the figures as at the end of and for the previous fiscal year, audited by independent certified public accountants reasonably satisfactory to Purchaser, whose certificate shall not contain any qualification and shall state that such financial statements have been prepared in accordance with GAAP consistently applied and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and who shall have authorized Seller to deliver such financial statements to Purchaser pursuant to this Agreement.

(c)           As promptly as practicable, Seller will deliver copies of all License applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

4.06           Employee Matters. Except as may be required by Law or except as set forth on Section 2.07 of the Disclosure Schedule, or as otherwise agreed to by Purchaser in writing, Seller will refrain from directly or indirectly:

(a)           making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

(b)           making any increase in the salary, wages or other compensation of any Employee unless otherwise required by any employment related Contract;

(c)           adopting, entering into or becoming bound by any Benefit Plan, employment related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment related Contract or collective bargaining agreement, except to the extent required by applicable Law or employment related Contract and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly and in the best interest of the Business is chosen;

(d)           establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment related Contract or other compensation arrangement with or for Employees; or

(e)           Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

4.07           Certain Restrictions.  Seller will refrain from the following without the prior written approval of Purchaser:

(a)           acquiring or disposing of any Assets, other than the sale of Inventory in the ordinary course of business consistent with past practice, or creating or incurring any Lien on any Assets;

(b)           with the exception of those Contracts set forth on Section 4.07(b) of the Disclosure Schedule as Contracts to be terminated by Seller on or prior to the Closing Date (the “Terminated Contracts”), terminating (partially or completely) any Contract or any License that is material to the conduct of the Business;

(c)           violating, breaching or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Contract or any License;

(d)           engaging in any transaction with respect to the Business with any shareholder or any officer or director of Seller, either outside the ordinary course of business consistent with past practice or other than on an arm’s length basis; or

(e)           making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $10,000 unless such capital expenditures are paid in full by Seller prior to the Closing.

4.08           Delivery of Books and Records.  On the Closing Date, Seller will deliver or make available to Purchaser all of the books and records of Seller relevant to the operation of the Business as are in Seller’s possession.

4.09           Noncompetition and Confidentiality.  From and after the Closing Date:

(a)           Seller and the Stockholder will refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates, employees or consultants, for a period of three (3) years from the Closing Date:

(i)           employing, engaging or seeking to employ or engage any Person who had been an Employee or employee of Purchaser or any of its Affiliates as of the date of this Agreement and as of the Closing Date;

(ii)           causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates; and

(iii)           except for the ownership and operation of the Parker’s Sports Bar & Casino located at 17001 Aurora Avenue North, Shoreline, Washington 98133, participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended) the gaming business or providing gaming services, including without limitation, open play, tournament play and house-banked card rooms within a thirty (30) mile radius from any location where Seller currently conducts the Business.

(b)           Seller and the Stockholder acknowledge that following the Closing, all information concerning the Business, including without limitation, the Intellectual Property Rights, customer lists, supplier lists, business plans, marketing plans, financial information or any other information pertaining to the Business which is material to Purchaser and is not generally known by or disclosed to the public (collectively, the “Confidential Information”), will be the property of Purchaser and continues to be confidential.  Following the Closing, neither Seller nor the Stockholder, nor any of the officers, directors or employees of Seller will disclose or use any of the Confidential Information for any purpose whatsoever, except as permitted under this Agreement or the Operative Agreements to which Seller will be a party or as required by applicable Law.

(c)           From the date of execution of this Agreement through the Closing Date, the Stockholder will refrain from, either alone or in conjunction with any other Person (including, without limitation, present or future Affiliates, employees or consultants), directly or indirectly: (i) employing, engaging or seeking to employ or engage any Person that is an Employee of Seller or any of its Affiliates as of the date of this Agreement; and (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Seller or any of its Affiliates or (B) any officer, employee or consultant of Seller or any of its Affiliates engaged in the Business to resign or sever a relationship with Seller or any of its Affiliates.

(d)           Seller and the Stockholder agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and accordingly, Seller and Stockholder hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved or posting a bond, in order that the breach or threatened breach of such provisions may be effectively restrained.

4.10           Notice and Cure.  Seller will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.  No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser’s right to indemnification under Article X.

4.11           Fulfillment of Conditions. Seller will execute and deliver at Closing each Operative Agreement that it is required hereby to be executed and delivered as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

4.12           Use of Name.  From and after the Closing, Seller and the Stockholder agree not to use or allow any of its or their Affiliates to use the name “Red Dragon” or similar names or derivatives thereof, any other trademarks or trade names included within the Assets or any names reasonably similar thereto in connection with any business related to, or competitive with, the Business as presently conducted.

ARTICLE V.

COVENANTS OF PURCHASER

Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

5.01           Regulatory and Other Approval. Purchaser will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements to which it is a party; provided, Purchaser shall submit its applications for gambling and liquor licenses to the appropriate agencies within the State of Washington within fifteen (15) days of the execution of this Agreement, (b) provide timely such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, (c) grant authority for general or outside counsel of Seller (with the general counsel of Purchaser fully participating in any communications) to communicate with the appropriate Governmental or Regulatory Authorities telephonically and to remain informed by Purchaser regarding the status of Purchaser’s obtaining the gaming and liquor licenses to operate the Business and (d) in the event that Purchaser’s application for a gaming license or the transfer of a liquor license to operate the Business are denied, provide Seller with copies of all correspondence and filings with the appropriate Governmental or Regulatory Authorities with respect to such denial; provided, however, that any inquiry of Seller relating to the denial of a license shall be limited solely to determining if Seller acted in good faith in attempting to procure such license; provided, further, that Seller shall treat all correspondence and filings as Confidential Information and shall not disclose such information to a third party without Purchaser’s written consent.  Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

5.02           Notice and Cure.  Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller’s right to seek indemnity under Article X.

5.03           Fulfillment of Conditions.  Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

5.04           Employee Information.  Prior to or after Closing, Purchaser shall not (a) use the Employee Information for any purpose other than for the consummation of the transactions contemplated by this Agreement or in accordance with the conduct of business by Purchaser; or (b) disclose the Employee Information to any third party for any reason unless required by law, court process, administrative order or other legal or regulatory process and, in such event, Purchaser shall use its commercially reasonable efforts to limit such disclosures to those necessary and shall redact any Employee Information which is not required to be disclosed to such third party.

ARTICLE VI.

CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.01           Representations and Warranties. Each of the representations and warranties made by Seller and the Stockholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, that any representation or warranty that is qualified by “material “ shall be true and correct in all respects.

6.02           Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

6.03           Certificates. Seller shall have delivered to Purchaser an officer’s certificate, dated the Closing Date and executed in its name, affirming the matters described in Sections 6.01 and 6.02, and a secretary’s certificate, dated the Closing Date and executed by the Secretary of Seller, certifying to the governance documents of Seller, the authorizing resolutions of Seller and the incumbency of each officer of Seller who executes and delivers this Agreement or any Operative Agreement.

6.04           Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law (i) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or  (ii) which would impose any material limitation on the ability of (x) Purchaser to effectively exercise full rights of ownership of the Business or the Assets or (y) Seller to fully perform its obligations under the Operative Agreements to which it is a party.

6.05           Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, and all operating and gaming licenses required to conduct the Business in the State of Washington: (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

6.06           Audited Most Recent Financial Statements.  Seller shall have delivered to Purchaser a true and complete copy of the 2010 Audited Financial Statements, and the revenues and net income set forth therein shall not contain any material adverse deviations from the revenues and net income set forth in the December 2010 Financial Statements.

6.07           Third Party Consents. All consents (or in lieu thereof waivers) to the transfer by Seller of the Card Shuffler Lease (solely in the event that the card shufflers described therein have not been purchased by Seller prior to Closing and included within the Assets) (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

6.08           Deliveries.  Seller shall have duly executed and delivered to Purchaser each of the Operative Agreements to which it, its Affiliates or the Stockholder are a party.

6.09           Proceedings.  All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.10           No Material Adverse Change.  There shall not have occurred any Material Adverse Change.

6.11           Release and Discharge of Federal Tax Liens.  Seller shall have delivered to Purchaser a payoff, release and discharge of lien letter, together with a UCC termination statement (or, alternatively, an authorization to discharge all applicable UCC financing statements upon payment of all amounts specified in the letter), from the IRS for all amounts owed to the IRS for which a Federal Tax Lien exists (collectively, the “Payoff Amounts”).  On or before Closing, the Payoff Amounts shall be paid by Seller (or by Purchaser in accordance with Section 1.03(c)) in cash or by wire transfer directly to the offices of the IRS in order to effect the complete satisfaction, release and discharge of any and all Federal Tax Liens, and Seller or Purchaser shall file or record the UCC termination statements in the appropriate jurisdiction to effect same.

6.12           Transfer of Gaming Assets of GMC.  At Closing, Stockholder shall deliver, or cause GMC to deliver, a conditional bill of sale in favor of Purchaser and an affidavit, in form and substance reasonably satisfactory to Purchaser, pursuant to which GMC acknowledges that it at no time owned an interest in any assets utilized in the operation of the Business (the “Gaming Assets”).  If GMC owns any Gaming Assets, Stockholder shall convey, or cause GMC to convey, such Gaming Assets to Purchaser at Closing, free and clear of all Liens.

ARTICLE VII.

CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

7.01           Representations and Warranties.  Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, that any representation or warranty that is qualified by “material” shall be true and correct in all respects.

7.02           Performance.  Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

7.03           Officers’ Certificates.  Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Manager of Purchaser, affirming the matters described in Sections 7.01 and 7.02, and a certificate, dated the Closing Date and duly executed, certifying to the governance documents of Purchaser, the authorizing resolutions of Purchaser and the incumbency of the Manager of Purchaser who executes and delivers this Agreement or any Operative Agreement.

7.04           Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law (i) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) which would impose any limitation on the ability of Seller to fully perform its obligations under the Operative Agreements to which it is a party.

7.05           Deliveries.  Purchaser shall have duly executed and delivered to Seller each Operative Agreement to which it is a party.

7.06           Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

7.07           Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VIII.

EMPLOYEE MATTERS

8.01           Employees.  Effective as of the Closing, all employees of Seller shall be terminated from their employment by Seller.  Purchaser shall have the sole right and discretion as to the number, identity and qualifications of employees necessary for the conduct of its business after the Closing and may offer employment to those employees of Seller and upon such terms and conditions as Purchaser in its sole discretion may deem necessary or advisable.  Any employee hired by Purchaser will be deemed an employee at will and nothing expressed or implied in this Agreement will obligate Purchaser to provide employment to any employee of Seller for any specific period following the Closing Date or any particular compensation or benefits.  In no event shall any employee of Seller be deemed a third party beneficiary of this Section 8.01.

8.02           Employee Obligations; COBRA.  Seller shall, and the Stockholder shall cause Seller to, on or prior to the Closing Date, (A) pay in full through the Closing Date, all salaries, wages, bonuses, severance, commissions, vacation pay, sick day pay, expense reimbursements, payroll and other employment-related Taxes, premiums for medical and other insurance benefits, and all other benefits and amounts owed to or for the benefit of Seller’s employees as of the Closing Date, including all obligations under the Benefit Plans, and (B) timely provide all notices and any continuation of health benefit coverage required to be provided to any of Seller’s employees, former employees, or the beneficiaries or dependents of such employees or former employees, under COBRA or under any other employment-related Laws (including the WARN Act), to the extent such notices and continuation of health benefit coverage are or shall be required to be provided by reason of events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement.

8.03           Benefit Plans.  Seller shall remain responsible for any amounts or any other liabilities owed by Seller with respect to or arising out of any of the Benefit Plans.  Buyer may, in its sole discretion, continue any Benefit Plans relating to medical or health benefits on behalf of the employees of Seller who may be hired by Buyer after the Closing.

8.04           No Third Party Beneficiary.  Nothing in this Article VIII or elsewhere in this Agreement is intended or shall be construed to require or obligate (i) Purchaser to assume or pay the cost of any compensation, severance, separation payment, medical benefits, COBRA obligations or any other obligation or liability under any employment-related Laws which may be payable to or for the benefit of any employee of Seller or to any other Persons who may claim compensation, severance or other benefits in connection with the consummation of the transactions contemplated by this Agreement, or (ii) Purchaser to retain any employee of Seller, to whom Purchaser may offer employment and hire for any period of time, with any particular compensation or benefit and in any particular position.

ARTICLE IX.

SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS

9.01           Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller, the Stockholder and Purchaser contained in this Agreement, unless otherwise specified herein, will survive, (a) in the case of all representations and warranties other than those under Section 2.02, 2.06, 2.11, 2.15, 2.16, 2.21 and 2.22, and any covenants or agreements to be performed in whole or in part on or prior to the Closing, for a period equal to two (2) years following the Closing, (b) in the case of the representations and warranties under Section 2.02, 2.06, 2.11, 2.15, 2.16, 2.21 and 2.22, for a period equal to the applicable statute of limitations period (or if none, for as long as a party may be liable under applicable law), or (c) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, coterminous with applicable statutes of limitations (or if none for as long as a party may be liable under applicable law); provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a) or (b) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

9.02           Limits on Purchaser’s Claims Alleging Breach of Representations and Warranties.  Notwithstanding anything contained herein to the contrary, if the Closing has occurred and if Purchaser has not waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, except in the case of fraud, gross negligence or intentional misrepresentation by Seller, liabilities for indemnification under Sections 10.01(a)(iii),(iv),(v) or (vii) or equitable remedies available to Purchaser, the total aggregate liability of Seller arising pursuant to or in connection with Seller’s representations, warranties, covenants and other obligations (whether express or implied) arising from this Agreement and/or any Operative Agreement (other than the Lease Agreement) executed by Seller in connection with this Agreement, will not exceed $650,000 in the aggregate; provided, however Seller shall not be liable unless and until the total aggregate liability of Seller exceeds $10,000, at which time Seller shall be liable from the first dollar of liability.  Purchaser acknowledges and agrees that the limits and restrictions upon any claim by Purchaser as set forth in this Section have been specifically negotiated and agreed upon by and between the parties hereto and that Seller would not be willing to enter into this Agreement without Purchaser’s agreement to these restrictions and that the same are therefore binding and effective upon Purchaser and its successors and assigns.  This Section will survive the Closing.

9.03           Limits on Seller’s Claims Alleging Breach of Representations and Warranties.  Notwithstanding anything contained herein to the contrary, if the Closing has occurred and if Seller has not waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, except in the case of fraud, gross negligence or intentional misrepresentation by Purchaser or equitable remedies available to Seller and for amounts of principal, interest and other sums payable by Purchaser under the Promissory Notes, the total aggregate liability of Purchaser arising pursuant to or in connection with Purchaser’s representations, warranties, covenants and other obligations (whether express or implied) arising from this Agreement and/or any Operative Agreement (other than the Lease Agreement) executed by Purchaser in connection with this Agreement, will not exceed $650,000 in the aggregate; provided, however Purchaser shall not be liable unless and until the total aggregate liability of Purchaser exceeds $10,000, at which time Purchaser shall be liable from the first dollar of liability.  Seller acknowledges and agrees that the limits and restrictions upon any claim by Seller as set forth in this Section have been specifically negotiated and agreed upon by and between the parties hereto and that Purchaser would not be willing to enter into this Agreement without Seller’s agreement to these restrictions and that the same are therefore binding and effective upon Seller and its successors and assigns.  This Section will survive the Closing.

ARTICLE X.

INDEMNIFICATION

10.01           Indemnification.

(a)           Subject to Section 9.02 above and this Article X, Seller and the Stockholder, jointly and severally, shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

(i)           any inaccuracy in or any breach of any representation or warranty of Seller or the Stockholder contained in this Agreement, any Operative Agreement to which Seller or the Stockholder is a party or in any certificate, document or instrument delivered by or on behalf of Seller or the Stockholder herewith or therewith;

(ii)           any breach of any covenant of Seller or the Stockholder contained in this Agreement or in any Operative Document;

(iii)           any Retained Liabilities or liabilities for any commissions owed to Vantage;

(iv)           any liabilities and obligations which have accrued with respect to any claims by Employees arising as a result of the actions or failure to act by Seller and its Representatives through and including the Closing Date or under any Benefit Plan;

(v)           any Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax liabilities with respect to Seller or the Assets for all periods prior to or on the Closing Date;

(vi)           any failure of Seller to perform or satisfy any liability or obligation of Seller hereunder of any nature, fixed, absolute, accrued, contingent or otherwise;

(vii)           any claims relating to a violation of an Environmental Law occurring prior to the Closing Date;

(viii)           the operation of the Business or the ownership, use or operation of any Asset prior to the Closing Date; or

(ix)           any litigation arising from or relating to items (i) through (viii) above.

(b)           Subject to the other Sections of this Article X, Purchaser shall indemnify the Seller Indemnified Parties from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

(i)           any inaccuracy in or any breach of any representation or warranty of Purchaser contained in this Agreement, any Operative Agreement to which Purchaser is a party or in any certificate, document or instrument delivered by or on behalf of Purchaser herewith or therewith;

(ii)           any breach of any covenant of Purchaser contained in this Agreement or in any Operating Agreement;

(iii)           the operation of the Business by Purchaser or the ownership, use or operation of any Asset on or after the Closing Date;

(iv)           any Assumed Liabilities;

(v)           any Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax liabilities with respect to Purchaser for all periods following the Closing Date; or

(vi)           any failure of Purchaser to perform or satisfy any liability or obligation of Purchaser hereunder of any nature, fixed, absolute, accrued, contingent or otherwise;

(vii)           any claims relating to a violation of an Environmental Law occurring after the Closing Date;

(viii)           the operation of the Business or the ownership, use or operation of any Asset on or after the Closing Date;

(ix)           any litigation arising from or relating to items (i) through (viii) above.

10.02           Method of Asserting Claims.  All claims for indemnification by any Indemnified Party under Section 10.01 will be asserted and resolved as follows:

(a)           In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than either Seller or Purchaser or any of their respective Affiliates (a “Third Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been irreparably prejudiced by such failure of the Indemnified Party.  The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)           If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 10.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 10.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest.  The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence.  Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 10.01 with respect to such Third Party Claim.

(ii)           If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently the defense of, or settle, the Third Party Claim, or if the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.

(iii)           If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 8.04 or 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute within the Resolution Period.

(b)           In the event any Indemnified Party should have a claim under Section 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in bears to the portion of such claim determined not to be so payable.

10.03           Right of Set-Off.  Notwithstanding any of the terms and provisions contained herein to the contrary, should any claims for indemnification be made by a Purchaser Indemnified Party against Seller pursuant to the provisions of Article X and Seller shall fail to indemnify the Purchaser Indemnified Party for the Losses relating thereto within ten (10) business days thereafter, Purchaser shall have the right (but no obligation) to withhold, set-off and deduct the amount of the Losses from or against any payments due to Seller under the Promissory Notes then or thereafter due and payable to Seller; provided however, that any amount that may be withheld, set-off or deducted pursuant to this Section 10.03 shall be reduced by any amounts actually paid on such claim to the Purchaser Indemnified Party by the Seller pursuant to the provisions of this Article X.  This Section 10.03 shall not prohibit, impair, restrict or limit any other rights or remedies a Purchaser Indemnified Party may have against Seller as a result of a breach of any representation, warranty or covenant hereunder, whether contractual, at law or in equity.  This Section 10.03 shall not prohibit, impair, restrict or limit any other rights or remedies of Seller to contest a Purchaser Indemnified Party’s claimed right to set-off the amounts otherwise due under the Promissory Notes.

ARTICLE XI.

TERMINATION

11.01           Termination. This Agreement may be terminated prior to the Closing as provided below:

(a)           upon mutual written consent of the parties;

(b)           by Seller (but only in the event Seller is not in material breach of any representation, warranty, or covenant contained in this Agreement and has satisfied each of the conditions precedent to Closing under Article VI):

(i)           upon written notice of termination to Purchaser, if the Closing has not occurred within ninety (90) days from the date of this Agreement as a result of the failure of the appropriate government agencies within the State of Washington to issue to Purchaser gaming and liquor licenses required to operate the Business despite the fact that Purchaser used commercially reasonable efforts to obtain same; provided, however, that, in such event, Seller shall have the option to extend the date of the Closing for another sixty (60) days (the “Additional Licensing Period”) by providing Purchaser with a written notice thereof prior to the expiration of the first 90-day period;

(ii)           upon written notice of termination to Purchaser, if the Closing has not occurred within ninety (90) days from the date of this Agreement as a result of the failure of Purchaser to use commercially reasonable efforts to obtain gaming and liquor licenses required to operate the Business from the appropriate government agencies within the State of Washington; or

(iii)           upon written notice of termination to Purchaser, if the Closing has not occurred by the end of the Additional Licensing Period.

 (c)           by Purchaser (but only in the event it is not in material breach of any representation, warranty, or covenant contained in this Agreement and has satisfied each of the conditions precedent to Closing under Article VII):

(i)           upon written notice of termination to Seller in the event Seller is in material breach of any representation, warranty, or covenant contained in this Agreement; provided, however, that in the case of a breach of a covenant which breach is capable of being cured, Seller shall have five (5) Business Days of receipt of written notice thereof in which to cure such breach;

(ii)           upon written notice of termination to Seller, if the Closing has not occurred by the end of the Additional Licensing Period; or

(iii)           upon written notice of termination to Seller, if within 30 days following the date of this Agreement: (A) Purchaser has not received the SNDA, in form and substance reasonably satisfactory to Purchaser, duly executed by each of GMC and Lender or (B) Purchaser has not received a written consent of the Lender to the transactions contemplated by this Agreement.

 (d)           subject to the Purchaser’s right of specific performance set forth in Section 11.04, a termination of this Agreement shall not release any party from any liability which such party may have for any breach of any representation, warranty, agreement or covenant made by such party or for any expense; provided, however that the maximum amount of liability of Purchaser or Seller resulting from such termination of this Agreement shall not exceed the amount of $50,000.

11.02           Survival.  If this Agreement is terminated other than pursuant to Section 11.01(a) and the transactions contemplated herein are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that the provisions of Sections 12.04 and 12.06 shall survive any such termination.

11.03           Deposit.  In the event of a termination of this Agreement, the Deposit shall be distributed as set forth in the Escrow Agreement and Section 1.03 of this Agreement.

11.04           No Consequential or Incidental Damages. Notwithstanding any other provision hereof, neither Purchaser nor Seller will have any liability for any matter arising under this Agreement or as a result of or in connection with the transaction described herein or for any matter relating to the Assets, for loss, damages or other form of monetary relief, compensation or remedy, except for the actual amount of damages incurred as a result of such matter, condition, event or occurrence, and neither party will have a right to, nor will a party claim, demand, seek, or pray for any relief in the form of consequential or incidental damages, including, but not limited to, any claim for “lost opportunities,” “changes in markets,” “lost tax benefits,” or the like, except insofar as the same are expressly permitted by a specific provision of this Agreement (e.g., the right to attorneys’ fees and costs as allowed hereunder).

11.05           Purchaser’s Right to Specific Performance.  Seller agrees that Purchaser will sustain irreparable harm in the event that the Closing does not occur in accordance with the terms of this Agreement, despite the conditions to Seller’s obligations to close as set forth in Article VII hereof having been satisfied, and Purchaser not being in breach of this Agreement and otherwise ready, willing and able to consummate the Closing hereunder.  In such event, Purchaser may, at its sole election, seek an injunction to prevent a breach of Seller’s obligation to consummate the Closing and shall be entitled to enforce its right to specific performance of this Agreement by Seller.

ARTICLE XII.

MISCELLANEOUS

12.01           Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, sent by facsimile or electronic transmission via email (so long as, concurrently with facsimile or email transmission, a hard copy of such notice is sent by any other means permitted hereunder) or mailed (first class postage prepaid or by a national overnight delivery service) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to:              Nevada Gold & Casinos, Inc.
50 Brian Hollow Lane, Suite 500W
Houston, Texas 77027
Attn: Robert B. Sturges, Chief Executive Officer
Facsimile No.:  (713) 621-6919
Email:  rsturges@nevadagold.com

And to:                                Nevada Gold & Casinos, Inc.
50 Brian Hollow Lane, Suite 500W
Houston, Texas 77027
Attn:  Branko Milosevic, Associate General Counsel
Facsimile No.:  (713) 621-6919
Email:  bmilosevic@nevadagold.com

with a copy to:                   Wolff & Samson P.C.
One Boland Drive
West Orange, New Jersey 07052
Attn:  David Hyman, Esq.
Facsimile No.:  (973) 530-2009
Email:  dhyman@wolffsamson.com

If to Seller:                         3 Point, Inc.
167 Prospect Street
Seattle, Washington 98109-3749
Attn:  Geordie Sze, President
Email:  geordiesze@yahoo.com

with a copy to:                   Keller Rohrback L.L.P.
1201 Third Avenue, Suite 3200
Seattle, Washington  98101-3052
Attn:  Scott C. Henderson, Esq.
Facsimile No.:  206-623-3384
Email:  schenderson@kellerrohrback.com

If to Stockholder:               Geordie Sze
167 Prospect Street
Seattle, Washington 98109-3749
Email:  geordiesze@yahoo.com

with a copy to:                   Keller Rohrback L.L.P.
1201 Third Avenue, Suite 3200
Seattle, Washington  98101-3052
Attn:  Scott C. Henderson, Esq.
Facsimile No.:  206-623-3384
Email:  schenderson@kellerrohrback.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail or by overnight delivery in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by electronic transmission via email to the email address as provided in this Section, be deemed given upon electronic confirmation of receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.02           Construction.  The parties acknowledge and agree that they and their respective counsel have had an opportunity to review and make changes to this Agreement and the normal rule of construction, whereby ambiguities are resolved against the drafting party, shall be inapplicable to this Agreement and the interpretation hereof.

12.03           Entire Agreement.  This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

12.04           Expenses.  Except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby, including such party’s attorney’s fees and costs.  Notwithstanding the foregoing, if a Closing does not occur as a result of Seller’s failure to satisfy the condition in Section 6.11, Seller and Stockholder, jointly and severally, shall reimburse Purchaser for all of its out-of-pocket costs and expenses incurred in connection with any License application required by Purchaser under this Agreement.

12.05           Public Announcements.  At all times at or before the Closing, the parties hereto will not, except as otherwise required by applicable Law or the requirements or rules of a national exchange on which a party’s (or such party’s Affiliate) stock is listed or trade, issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other party (and any such disclosures shall not be made unless the other party has been provided no less than three (3) days written notice).  Following the execution of this Agreement and in connection therewith, Purchaser (or its Affiliate) will disseminate a press release to the public (in form and content reasonably satisfactory to Seller) and Purchaser’s Affiliate will file a Form 8-K with the SEC and make all other filings as required by applicable Law, including the United States federal securities laws.

12.06           Confidentiality.  Subject to the provisions of Sections 4.02 and 12.05, each party hereto will hold, and will use its best efforts to cause its Affiliates, to hold, in strict confidence from any Person, unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law, (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder or (iii) disclosure is required in order for a party to perform its obligations hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party’s Representatives in connection with this Agreement or the transactions contemplated hereby; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser’s use of documents and information concerning the Business, the Assets or the Assumed Liabilities.

12.07           Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

12.08           Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

12.09           No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

12.10           No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder or under any Operative Agreement (including without limitation its rights under Article X) to (i) a wholly owned subsidiary or other Affiliate, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and written notice is provided to Seller no less than three (3) Business Days prior to such assignment.  This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

12.11           Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12.12           Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of any United States District Court located in Washington or any court of the State of Washington in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby.  Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

12.13           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

12.14           Exhibits and Schedules.  All Exhibits and Schedules, including the Disclosure Schedule annexed to this Agreement are incorporated in and made a part of this Agreement as if set forth in full.

12.15           Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

12.16           Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT)

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

Seller:

3 POINT, INC.

By:	/s/ Geordie Sze
Name: Geordie Sze
Title: President

Stockholder:

/s/ Geordie Sze
Geordie Sze

Purchaser:

NG WASHINGTON III, LLC

By:	/s/ Robert B. Sturges
Name Robert B. Sturges
Title: Manager

Acknowledged and Agreed to solely with respect to Sections 1.03(e) and 3.09:

NEVADA GOLD & CASINOS, INC.:

By:	/s/ Robert B. Sturges
Robert B. Sturges
Chief Executive Officer

EXHIBIT A

DEFINITIONS

(a)           Defined Terms. As used in this Agreement, in addition to the defined terms set forth in the Agreement, the following defined terms have the meanings indicated below:

“Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit, including without limitation, any eminent domain proceeding or proceeding or investigation challenging or seeking the suspension or revocation of any License.

“Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person. With respect to a natural Person, an Affiliate includes such Person’s spouse, siblings and children.

“Agreement” means this Asset Purchase Agreement and the Exhibits and the Disclosure Schedule hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

“Average Closing Price” means the average per share closing price of the Nevada Gold Common Stock listed on the NYSE AMEX Stock Exchange under the symbol:UWN for the ten (10) consecutive trading day period ending two (2) trading days prior to the Closing Date; provided that, for purposes of this Agreement, if the Average Closing Price is greater than the Ceiling Price, the Average Closing Price shall be equal to the Ceiling Price; provided, further, that, for purposes of this Agreement, if the Average Closing Price is less than the Floor Price, the Average Closing Price shall be equal to the Floor Price.

“Benefit Plan” means any Plan established by Seller or any predecessor or other Affiliate of Seller, existing at the Closing Date or within a five-year period prior to the execution of this Agreement, to which Seller contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Washington are authorized or obligated to close.

“Ceiling Price” means $1.50 per share of Nevada Gold Common Stock.

“Claim Notice” means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

“Closing Date” means, unless otherwise agreed to by the parties in writing, three (3) Business Days following Purchaser’s receipt of gaming and liquor licenses to operate the Business in the State of Washington.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

1

“Contract” means any written agreement, contract, commitment, lease for real or personal property, license, purchase order, mortgage, indenture, security agreement or other contract made by Seller in connection with the operation of the Business.

“Defined Benefit Plan” means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

“Disclosure Schedule” means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller and pursuant to this Agreement.

“Dispute Period” means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“Employee” means each employee of Seller engaged in the conduct of the Business.

“Environmental Laws” means any Law(s) or order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Federal Tax Liens” means all liens or encumbrances upon or against Seller or, to the extent such liens or encumbrances shall, unless terminated, attach to any Assets at Closing, against Stockholder, of a definite or ascertainable amount which may be removed by the payment of money including, without limitation (i) UCC Financing Statement No. 2011-038-1706-3 filed on February 7, 2011 by IRS. CCP-Lien Unit, as secured party, against Seller, as debtor, in the Department of Licensing, Olympia, Washington for unpaid tax assessments in the amount of $68,891.20, (ii) UCC Financing Statement No. 2011-011-5056-8 filed on January 10, 2011 by IRS. CCP-Lien Unit, as secured party, against Seller, as debtor, in the Department of Licensing, Olympia, Washington for unpaid tax assessments in the amount of $505,370.19, (iii) UCC Financing Statement No. 2011-067-8449-2 filed on March 7, 2011 by IRS. CCP-Lien Unit, as secured party, against Stockholder, as debtor, in the Department of Licensing, Olympia, Washington for unpaid tax assessments in the amount of $61,553.23 and (iv) any judgments or other liens against Seller or Stockholder for unpaid taxes or assessments, whether recorded or unrecorded or disclosed or undisclosed.

“Floor Price” means $1.10 per share of Nevada Gold Common Stock.

“GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, or any state, county, city or other political subdivision.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article X.

“Indemnifying Party” means any Person against whom a. claim for indemnification is being asserted under any provision of Article X.

2

“Indemnity Notice” means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

“Intellectual Property” means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade drafts, logos, trade names and corporate names and registrations and applications for registration thereof, including, without limitation, all of the Seller’s or the Stockholder’s rights in and to the trademark and trade name “Red Dragon”, (iii) mask works and registrations and applications for registration thereof, (iv) to the extent existing inventions, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information (including, without limitation, player profiles), player development programs and related tools and materials, marketing, promotional or campaign materials, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, websites and internet domain names, (v) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions), and (vi) copies and tangible embodiments thereof patents and patent rights, inventions, processes, formulae, copyrights and copyright rights, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes), domain names and related documentation, technical information, manufacturing, engineering and technical drawings, know how and all pending applications for and registrations of patents and copyrights.

“IRS” means the United States Internal Revenue Service.

“Knowledge” of Seller or “Known” to Seller means the knowledge of Stockholder or any officer of Seller, after due inquiry.

“Law(s)” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority, including, without limitation, Environmental Laws.

“Leases” means, collectively, the Real Property Leases and the Personal Property Leases.

“Liability(ies)” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“License(s)” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

“Lien(s)” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

“Loss(es)” means any and all damages, fines, fees, penalties, deficiencies, Taxes, losses expenses (including, without limitation, interest, court costs, fees of attorneys, environmental consultants, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

“Material Adverse Effect” means any event which, individually or in the aggregate, could have a material adverse effect on the condition (financial or otherwise), results of operations of the Business, assets (including without limitation, the Assets) or liabilities of Seller; provided, however, that any such effect resulting from (a) any change in economic or business conditions generally, (b) the expiration of any Assumed Contract that expires in accordance with its terms or (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a material adverse effect has occurred.

“Material Adverse Change” means (i) any event, occurrence, change in facts, conditions or other change or effect which has resulted in a 10% or greater decline in Seller’s current combined year-to-date Gaming Total (as defined below) compared to the combined Gaming Total for the identical year-to-date period in the immediately preceding calendar year, (ii) a change in any applicable Laws prohibiting, or restricting or limiting in any material manner, the conduct of the Business, (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Leased Real Property or Tangible Personal Property or Equipment of Seller in an aggregate amount exceeding $50,000, whether as a result of fire, earthquake, flood, act of God or other event, (iv) the commencement of any action of eminent domain or similar proceedings by any Governmental or Regulatory Authority which could materially impair or limit the conduct of the Business or (v) any strikes or significant labor difficulties which would materially impair the ability of Seller to conduct Business at any location.  As used herein, the term “Gaming Total” means the “drop” for the house banked card games, as such sum has been historically calculated by Seller in its daily “Win-Loss” Report.

3

 “Nevada Gold Common Stock” shall mean the common stock, par value $0.12 cents per share, of Nevada Gold.

 “Operative Agreements” means, collectively, the Bill of Sale, Seller Finance Documents, the Lease Agreement and the SNDA.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA.

“Pension Benefit Plan” means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

 “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen’s compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Purchaser Indemnified Parties” means Purchaser and its officers, directors, employees, agents and Affiliates.

“Purchase Adjustment Amount” means an amount of $1,000 for each day commencing on the day immediately following the Target Closing Date and continuing for a maximum period of ninety (90) days up to a maximum amount of $90,000.

“Qualified Plan” means each Benefit Plan which is intended to qualify under Section 401 of the Code.

 “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Resolution Period” means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

“Seller Indemnified Parties” means Seller, the Stockholder and their respective officers, directors, employees, agents and Affiliates.

“Table Game Licenses” means those contracts/licenses for use of the current table games operated in connection with the Business which are included within the Assumed Contracts.

“Tax Return” means a report, return or other information (including any amendments) required to be supplied to a governmental entity by Seller with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

“Tax(es)” means all taxes, charges, fees, levies or other assessments, including but not limited to, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, license, production, estimated, occupation, property, capital gain, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or any domestic state, county, city or other political subdivision or any jurisdiction therein.

4

(b)           Construction of Certain Terms and Phrases  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; and (v) the phrases “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

5

EXHIBIT B-1

FIRST PROMISSORY NOTE

$250,000	[__________], 2011

FOR VALUE RECEIVED, the undersigned, NG WASHINGTON III, LLC, a Washington limited liability company (“NG”) hereby unconditionally promises to pay on December 15, 2013 (the “Maturity Date”) to the order of 3 POINT, INC., a Washington corporation (“3 Point”), at its principal corporate office or at such other location as 3 Point shall designate in writing, in lawful money of the United States of America and in immediately available funds, the aggregate principal amount of TWO HUNDRED AND FIFTY THOUSAND AND 00/100 Dollars ($250,000), or such lesser principal amount then outstanding as set forth below (such amount as may be adjusted from time to time, the “Principal Amount”).

NG shall pay interest at such office on the unpaid Principal Amount in accordance with the terms and provisions hereof.  The outstanding Principal Amount of this Note shall bear interest at a rate per annum equal to six (6.0%) percent and shall be due and payable concurrently with the payment of any Principal Amount under this Note.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Contemporaneously with the execution and delivery of this Note, 3 Point is selling certain assets to NG under the Asset Purchase Agreement dated as of May 20, 2011 by and among NG, 3 Point and Geordie Sze, individually (the “Agreement”).  This Note and the Principal Amount payable hereunder shall be deemed to be a portion of the Purchase Price for the purchase of the assets by NG as set forth in Section 1.3(c) of the Agreement.

NG shall pay the Principal Amount in three (3) installments which shall be payable as follows:  (i) the Principal Amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000), plus all accrued and unpaid interest on the outstanding Principal Amount, shall be due and payable on December 15, 2011, (ii) the Principal Amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000), plus all accrued and unpaid interest on the outstanding Principal Amount, shall be due and payable on December 15, 2012 and (iii) the remaining Principal Amount of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000), plus all accrued and unpaid interest on the outstanding Principal Amount, shall be due and payable on the Maturity Date.  On the Maturity Date, any installment amount not yet paid by NG to 3 Point shall be paid in full by NG to 3 Point, and NG shall have no further obligations with respect to the Note whatsoever.

Each of the following events shall constitute an event of default (each, an “Event of Default”) under this Note: (a) failure of NG to pay any Principal Amount or interest thereon when due under this Note, which failure continues for more than ten (10) days after NG’s receipt of written notice from 3 Point of any such failure; or (b) any petition shall be filed or any case commenced by or against NG under any law respecting bankruptcy, insolvency, fraudulent conveyance or relief of debtors and, if instituted against NG, shall not be dismissed within ninety (90) days after such institution, or NG or shall otherwise take advantage of any such law.

Any notice or other communication which is required or permitted to be made under this Note shall be sent in writing to NG or 3 Point, as applicable, to the address set forth in the Agreement.  Such notice or other communication shall be sent by hand, by registered or certified mail (with return receipt), or by other nationally recognized overnight delivery service and shall be deemed to be received by NG or 3 Point, as applicable, upon the earlier of the actual receipt of such notice by the recipient or three (3) days following the sending of notice by NG or 3 Point, as applicable, by any of the foregoing methods.

Upon the occurrence and during the continuance of an Event of Default (a “Default”), this Note shall bear interest on the outstanding Principal Amount from the date of such Default until such time as such Default is cured or this Note is paid in full, at a per annum rate of interest of twelve (12%) percent.  Notwithstanding the foregoing, in the event that such interest rate would exceed the maximum interest rate permitted by law, the interest rate on this Note shall be such legally permitted interest rate.  Upon a Default, the remaining Principal Amount and accrued interest on this Note shall be accelerated and shall be immediately due and payable.  Upon a Default, NG shall pay to 3 Point all expenses and costs of collection including, without limitation, reasonable attorney’s costs and fees including those in connection with any bankruptcy or insolvency proceeding.  Any judgment on this Note recovered by 3 Point shall bear interest at the default rate of interest.

Payment of the Principal Amount and interest thereon shall be subject to NG’s set-off rights for claims against 3 Point under Section 10.03 of the Agreement.  In the event of such a set-off, the Principal Amount shall be deemed immediately reduced by the amount of such set-off.  If it is determined in accordance with Article X of the Agreement or a court of competent jurisdiction that NG was not entitled to set-off rights with respect to any amount hereunder (the “Set-Off Amount”), the Set-Off Amount shall bear interest from the date of set-off until the Set-Off Amount is paid in full, at a per annum rate of interest which shall equal twelve (12%) percent.  Notwithstanding the foregoing, in the event that such interest rate provided would exceed the maximum interest rate permitted by law, the interest rate on this Note shall be such maximum interest rate.

1

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change modification or discharge is sought.

This Note shall be and remains in full force until the entire amount due is paid in full or until the Maturity Date, whichever comes first.

NG hereby waives presentment, demand for payment, protest and notice of dishonor of this Note.

Any suit, action or proceeding by NG or 3 Point relating to the enforcement or interpretation of this Note shall be subject to the exclusive jurisdiction of the state or federal courts located in the State of Washington.  A Default hereunder shall be deemed to be a default occurring in the State of Washington by virtue of a failure to perform an act required to be performed in the State of Washington, and NG and 3 Point, for themselves and their successors, irrevocably and expressly agree to submit to the exclusive jurisdiction of the state or federal courts located in the State of Washington for the purpose of enforcing the terms of this Note or the transactions contemplated thereby.  NG and 3 Point irrevocably waive (for themselves and their successors), to the fullest extent permitted by law, any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any judgment entered by any state or federal courts located in the State of Washington or any rights to a trial by jury, and further irrevocably waive any claim that any suit, action or proceeding brought in the state or federal courts located in the State of Washington has been brought in an inconvenient forum.

At any time or from time to time following the date of this Note, NG shall have the right to prepay any Principal Amount or interest amounts owed on this Note, in whole or in part, without restriction, limitation, premium or penalty.  In the event of a prepayment by NG, NG shall receive a credit against payment of the Principal Amount or interest equal to the amount of such prepayment.

This Note is binding upon NG and its successors and assigns and shall inure to the benefit of 3 Point and its successors.  3 Point and its permitted assignee, if any, shall not assign this Note without the prior written consent of NG except that, following prior written notice to NG, 3 Point may assign its rights under this Note to Mr. Geordie Sze.  Following any such assignment, this Note shall remain subject to the terms and conditions of the Agreement.

NOTICE CONCERNING ORAL AGREEMENTS Oral agreements or oral commitments to lend money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

This Note and the rights and obligations of the parties hereto shall be subject to and governed by the laws of the State of Washington.

2

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date set forth on the first page hereof.

NG WASHINGTON III, LLC

By:
Robert B. Sturges, Manager

3

EXHIBIT B-2

SECOND PROMISSORY NOTE

$100,000	[__________], 2011

FOR VALUE RECEIVED, the undersigned, NG WASHINGTON III, LLC, a Washington limited liability company (“NG”) hereby unconditionally promises to pay on [________], 201_ (the “Maturity Date”) to the order of 3 POINT, INC., a Washington corporation (“3 Point”), at its principal corporate office or at such other location as 3 Point shall designate in writing, in lawful money of the United States of America and in immediately available funds, the aggregate principal amount of ONE HUNDRED THOUSAND AND 00/100 Dollars ($100,000), or such lesser principal amount then outstanding as set forth below (such amount as may be adjusted from time to time, the “Principal Amount”).

The outstanding Principal Amount of this Note shall not bear interest.

Contemporaneously with the execution and delivery of this Note, 3 Point is selling certain assets to NG under the Asset Purchase Agreement dated as of May 20, 2011 by and among NG, 3 Point and Geordie Sze, individually (the “Agreement”).  This Note and the Principal Amount payable hereunder shall be deemed to be a portion of the Purchase Price for the purchase of the assets by NG as set forth in Section 1.3(c) of the Agreement.

NG shall pay the Principal Amount in thirty (30) equal monthly installments of THREE THOUSAND THREE HUNDRED AND THIRTY-THREE DOLLARS AND 33/100 CENTS ($3,333.33), with each monthly installment payable on the fifth (5th) day of each month commencing in [______, 2011], and the final monthly installment payable on the Maturity Date.  On the Maturity Date, any installment amount not yet paid by NG to 3 Point shall be paid in full by NG to 3 Point, and NG shall have no further obligations with respect to the Note whatsoever.

Each of the following events shall constitute an event of default (each, an “Event of Default”) under this Note: (a) failure of NG to pay any Principal Amount when due under this Note, which failure continues for more than ten (10) days after NG’s receipt of written notice from 3 Point of any such failure; or (b) any petition shall be filed or any case commenced by or against NG under any law respecting bankruptcy, insolvency, fraudulent conveyance or relief of debtors and, if instituted against NG, shall not be dismissed within ninety (90) days after such institution, or NG or shall otherwise take advantage of any such law.

Any notice or other communication which is required or permitted to be made under this Note shall be sent in writing to NG or 3 Point, as applicable, to the address set forth in the Agreement.  Such notice or other communication shall be sent by hand, by registered or certified mail (with return receipt), or by other nationally recognized overnight delivery service and shall be deemed to be received by NG or 3 Point, as applicable, upon the earlier of the actual receipt of such notice by the recipient or three (3) days following the sending of notice by NG or 3 Point, as applicable, by any of the foregoing methods.

Upon the occurrence and during the continuance of an Event of Default (a “Default”), this Note shall bear interest on the outstanding Principal Amount from the date of such Default until such time as such Default is cured or this Note is paid in full, at a per annum rate of interest of twelve (12%) percent.  Notwithstanding the foregoing, in the event that such interest rate would exceed the maximum interest rate permitted by law, the interest rate on this Note shall be such legally permitted interest rate.  Upon a Default, the remaining Principal Amount on this Note shall be accelerated and shall be immediately due and payable.  Upon a Default, NG shall pay to 3 Point all expenses and costs of collection including, without limitation, reasonable attorney’s costs and fees including those in connection with any bankruptcy or insolvency proceeding.  Any judgment on this Note recovered by 3 Point shall bear interest at the default rate of interest.

Payment of the Principal Amount shall be subject to NG’s set-off rights for claims against 3 Point under Section 10.03 of the Agreement.  In the event of such a set-off, the Principal Amount shall be deemed immediately reduced by the amount of such set-off.  If it is determined in accordance with Article X of the Agreement or a court of competent jurisdiction that NG was not entitled to set-off rights with respect to any amount hereunder (the “Set-Off Amount”), the Set-Off Amount shall bear interest from the date of set-off until the Set-Off Amount is paid in full, at a per annum rate of interest which shall equal twelve (12%) percent.  Notwithstanding the foregoing, in the event that such interest rate provided would exceed the maximum interest rate permitted by law, the interest rate on this Note shall be such maximum interest rate.

1

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change modification or discharge is sought.

This Note shall be and remains in full force until the entire amount due is paid in full or until the Maturity Date, whichever comes first.

NG hereby waives presentment, demand for payment, protest and notice of dishonor of this Note.

Any suit, action or proceeding by NG or 3 Point relating to the enforcement or interpretation of this Note shall be subject to the exclusive jurisdiction of the state or federal courts located in the State of Washington.  A Default hereunder shall be deemed to be a default occurring in the State of Washington by virtue of a failure to perform an act required to be performed in the State of Washington, and NG and 3 Point, for themselves and their successors, irrevocably and expressly agree to submit to the exclusive jurisdiction of the state or federal courts located in the State of Washington for the purpose of enforcing the terms of this Note or the transactions contemplated thereby.  NG and 3 Point irrevocably waive (for themselves and their successors), to the fullest extent permitted by law, any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any judgment entered by any state or federal courts located in the State of Washington or any rights to a trial by jury, and further irrevocably waive any claim that any suit, action or proceeding brought in the state or federal courts located in the State of Washington has been brought in an inconvenient forum.

At any time or from time to time following the date of this Note, NG shall have the right to prepay any Principal Amount owed on this Note, in whole or in part, without restriction, limitation, premium or penalty.  In the event of a prepayment by NG, NG shall receive a credit against payment of the Principal Amount equal to the amount of such prepayment.

This Note is binding upon NG and its successors and assigns and shall inure to the benefit of 3 Point and its successors.  3 Point and its permitted assignee, if any, shall not assign this Note without the prior written consent of NG except that, following prior written notice to NG, 3 Point may assign its rights under this Note to Mr. Geordie Sze.  Following any such assignment, this Note shall remain subject to the terms and conditions of the Agreement.

NOTICE CONCERNING ORAL AGREEMENTS Oral agreements or oral commitments to lend money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

This Note and the rights and obligations of the parties hereto shall be subject to and governed by the laws of the State of Washington.

2

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date set forth on the first page hereof.

NG WASHINGTON III, LLC

By:
Robert B. Sturges, Manager

3

EXHIBIT C

COMMERCIAL GUARANTY

THIS COMMERCIAL GUARANTY (the “Guaranty”) is made as of ____________, 2011, by NEVADA GOLD & CASINOS, INC., a Nevada corporation having an office at 50 Briar Hollow Lane, Suite 500W, Houston, TX 77027 (“Guarantor”) in favor of 3POINT, INC., a Washington corporation having an office at 167 Prospect Street, Seattle, Washington 98109-3749 (“Lender”).

RECITALS

A.      Pursuant to that certain Asset Purchase Agreement dated as of ___________, 2011 (the “Purchase Agreement”), NG Washington III, LLC, a Washington limited liability company (“Borrower”), has agreed to purchase the Assets (as defined in the Purchase Agreement) from Lender.  In connection therewith, Borrower has executed in favor of Lender two promissory notes of even date herewith in the aggregate original principal amount of $350,000 (the “Notes”); and

B.      It is a condition to Closing of the Purchase Agreement that Guarantor execute and deliver this Guaranty of collection of all obligations owing under the Notes.

AGREEMENT

1.           Guaranty of Collection.  Notwithstanding anything to the contrary contained herein, Lender shall have no obligation to assert any claim or demand under this Guaranty regardless of whether Lender has exhausted all of its rights and remedies against Borrower, this being a guaranty of payment and not a guaranty of collection.  Guarantor waives any right to require that Lender bring any legal action against Borrower before, simultaneously with, or after enforcing its rights and remedies hereunder against Guarantor.

2.           Continuing Guaranty.  For good and valuable consideration, Guarantor absolutely and unconditionally guarantees and promises to pay to Lender or its order, on demand, in legal tender of the United States of America, all obligations of Borrower to Lender pursuant to the Notes, including all principal, interest, late charges and other sums (the “Indebtedness”) on the terms and conditions set forth in this Guaranty.

3.           Duration of Guaranty.  This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full.  Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty.

4.           Guarantor’s Authorization to Lender.  Guarantor authorizes Lender, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (a) to alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; (b) to release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender deems fit; (c) to determine how, when and what application of payments and credits shall be made on the Indebtedness; and (d) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness, subject to any limitations contained in the Note.

5.           Guarantor’s Representations and Warranties.  Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) Lender has made no representations to Guarantor as to the creditworthiness of Borrower; (c) if Guarantor is no longer required to make its financial statements publicly available, upon Lender’s request (which shall not be made more than once each calendar quarter), Guarantor will provide to Lender copies of Guarantor’s financial statements; and (d) Guarantor has established adequate means of obtaining from Borrower, on a continuing basis, information regarding Borrower’s financial condition.

1

6.           Guarantor’s Waivers.

6.1           General Waivers.  Except as prohibited by applicable law, Guarantor waives any right to require Lender to (a) extend other credit to Borrower or (b) make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations.

6.2           Waiver of Rights and Defenses.  Guarantor waives any and all rights or defenses arising by reason of any election of remedies by Lender which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness.  If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

6.3           Guarantor’s Understanding With Respect to Waivers.  Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of their significance and consequences, and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

7.           Subordination of Borrower’s Debts to Guarantor.  Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent.  Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower.  In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be first applied by Lender to the Indebtedness of Borrower to Lender.  Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided, however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness.

8.           Miscellaneous Provisions.  The following miscellaneous provisions are part of this Guaranty:

8.1           Amendments.  This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty.  No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

8.2           Applicable Law. This Guaranty has been delivered to Lender and accepted by Lender in the State of Washington.  If there is a lawsuit, Guarantor agrees upon Lender’s request to submit to the jurisdiction of the courts of King County, State of Washington.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Washington.

8.3           Attorneys’ Fees; Expenses.  If Lender institutes suit to enforce its rights hereunder against Guarantor in accordance with the provisions of this Guaranty or if Lender attempts to enforce its rights hereunder following the voluntary or involuntary bankruptcy of Guarantor, Guarantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees, court costs and fees associated with any post-judgment collection services.

8.4           Notices.  All notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered, or when deposited with a nationally recognized overnight courier, or deposited in the United States mail, first class postage prepaid and addressed to the party to whom the notice is to be given at the following address or to such other addresses as either party may designate to the other in writing:

Guarantor	Lender

Nevada Gold & Casinos, Inc. 50 Briar Hollow Lane, Suite 500W Houston, TX 77027 Attn: Robert B. Sturges, CEO Facsimile No.: (713) 621-2245 With a copy to:	3Point, Inc. 167 Prospect Street, Seattle, Washington 98109-3749 Attn: Geordie Sze With a copy to:
Nevada Gold & Casinos, Inc. 50 Briar Hollow Lane, Suite 500W Houston, TX 77027 Attn: Branko Milosevic, Asst. General Counsel Facsimile No.: (713) 296-5070	Keller Rohrback L.L.P. 1201 Third Avenue, Suite 3200 Seattle, WA 98101 Attn: Scott C. Henderson, Esq. Facsimile No.: (206) 623-3384

For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address.

2

8.5           Interpretation.  The words “Guarantor,” “Borrower,” and “Lender” include the heirs, successors, assigns, and transferees of each of them.  Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.  If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable.  If Guarantor is a corporation or a partnership, it is not necessary for Lender to inquire into the powers of Guarantor or of the officers, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

8.6           Lender’s Waiver.  Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender.  A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty.  No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

8.7           Definitions.  Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS.  IN ADDITION, GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY.”  NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.

NOTICE CONCERNING ORAL AGREEMENTS

Oral agreements or oral commitments to lend
money, extend credit or to forbear from
enforcing repayment of a debt are not
enforceable under Washington law.

[Signature Page Follows]

3

IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

GUARANTOR:

Nevada Gold & Casinos, Inc.

By:

Its:

4

EXHIBIT D

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of __________ __, 2011, is made and entered into by and among 3POINT, INC., a Washington corporation having an address at 21917 Highway 99, Mountlake Terrace, WA 98043 (“Seller”), and NG WASHINGTON III, LLC, a Washington limited liability company having an office at 50 Briar Hollow Lane, Suite 500 West Houston, Texas 77027 (“Purchaser”; and together with the Seller, referred to collectively as the “Parties”).

RECITALS

WHEREAS, the Seller and the Purchaser are parties to that certain Asset Purchase Agreement, dated as of May ___, 2011 (the “Asset Purchase Agreement”), by and among the Seller, the Purchaser and Geordie Sze, as stockholder; and

WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Purchaser all of the Seller’s right, title and interest in, to and under the Assets (as defined in the Asset Purchase Agreement) and the Purchaser has agreed to assume and become responsible for the Assumed Liabilities (as defined in the Asset Purchase Agreement), on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Definitions. Terms used herein and not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement.

2.
Conveyance.  Seller hereby sells, transfers, conveys, assigns and delivers to the Purchaser all of the Seller’s right, title and interest in, to and under all of the Assets in accordance with and subject to the terms and conditions of the applicable governing agreements and instruments relating thereto.  Title to the Assets shall pass to the Purchaser effective as of 12:01 a.m., local time, on the date hereof (the “Effective Time”).

3.
Assumption.  The Purchaser hereby assumes and agrees to become responsible for the Assumed Liabilities that accrue and are required to be performed from and after the Effective Time, in accordance with the terms and conditions thereof.  The Purchaser expressly does not, and shall not, assume, be deemed to assume, or become responsible for, any Retained Liabilities, each of which shall be retained by the Seller and discharged in accordance with the terms and conditions of the Asset Purchase Agreement.

4.
Power of Attorney. The Seller hereby constitutes and appoints the Purchaser, its successors and assigns, as the Seller’s true and lawful attorney-in-fact, with full power of substitution, in the name of the Purchaser, its successors or assigns or in the name of the Seller, on behalf of and for the benefit of the Purchaser, its successors and assigns, to institute and prosecute all proceedings which the Purchaser, its successors and assigns may deem proper in order to (i) receive, collect, assert or enforce any claim, right or title of any kind in or to the Assets, and (ii) with respect to the Assumed Liabilities, to defend and compromise any and all such actions and execute instruments in relation thereto as the Purchaser, its successors and assigns shall deem advisable in its discretion.  Without limiting the foregoing, the Seller hereby authorizes the Purchaser, its successors and assigns and their respective officers to endorse or assign any instrument, contract or chattel paper to the extent relating to the Assets.

5.
Further Assurances.  The Seller hereby covenants and agrees that, from time to time after the date hereof, at the request of the Purchaser, its successors and assigns, and without further consideration, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyance, transfers, assignments, powers of attorney and assurances as may be reasonably required to distribute, transfer, convey, assign and deliver to the Purchaser, its successors and assigns the Seller’s interest in and to, and put the Purchaser, its successors and assigns in possession of, the Assets.

1

6.
No Amendment; Conflict.  Nothing in this Agreement, express or implied, is intended or shall be construed to expand or defeat, impair or limit in any way the rights, obligations, claims or remedies of the Parties set forth in the Asset Purchase Agreement.  If there is any inconsistency between this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

7.	Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties, together with their respective legal representatives, successors, and assigns

8.	Governing Law. The performance and interpretation of this Agreement will be controlled by the laws of the State of Washington without giving effect to its conflict of laws principles.

9.
Counterparts.  This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute one and the same agreement.  A signature to this Agreement delivered by telecopy or other electronic means will be deemed valid.

[Signature page to follow]

2

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the day and year first above written.

3POINT, INC.

By:
Name:
Title:

NG WASHINGTON III, LLC

By:
Name:
Title:

3

EXHIBIT E

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made as of this ____ day of _______________, 2011 between GMC 220TH, LLC, a Washington limited liability company (“Landlord”), and NG WASHINGTON III, LLC, a Washington limited liability company (“Tenant,” and together with Landlord, the “Parties” or, each individually, a “Party”).

RECITALS

A.
On May ___, 2011, Tenant entered with 3Point, Inc. (“Seller”) and Geordie Sze, individually, into that certain Asset Purchase Agreement (the “Agreement”) pursuant to which Seller is to sell to Tenant, and Tenant is to acquire from Seller, all of the assets of the Red Dragon Casino located at 21917 Hwy 99, Mountlake Terrace, WA 98043 (the “Business”);

B.
As one of the conditions for Seller and Tenant to enter into the Agreement, Landlord has agreed to lease to Tenant a building consisted of approximately 15,000 square feet of space located at 21917 Hwy 99, Mountlake Terrace, WA 98043 to be used for the operations of the Business, legally described in the attached Exhibit A (the “Building”), and a parking lot consisted of approximately one (1) acre of land, located at 21729 Hwy 99, Edmonds, WA 98026 and legally described in the attached Exhibit B (the “Parking Lot,” and together with the Building and all improvements thereto, the “Leased Real Property”).

Based upon the aforementioned recitals and subject to the terms and conditions of this Lease, the Parties mutually covenant and agree as follows:

1.           Lease of the Leased Real Property.  Upon the terms and conditions hereinafter provided, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Real Property.

2.           Term.  The term of this Lease shall commence from the date of the Closing (as this term is defined in the Agreement, the “Commencement Date”) and shall expire on the fifth (5th) anniversary from the Commencement Date (the “Initial Lease Term”).  Tenant shall have the right to renew the Lease and to extend the Initial Lease Term by up to two (2) separate five (5) year terms (each an “Extended Term”) exercisable by Tenant in writing at least sixty (60) days prior to the expiration of the Initial Lease Term or first Extended Term, as applicable; provided, however, that there has not been an Event of Default by Tenant as of the date Tenant exercises its renewal right as of the commencement of an Extended Term.  During an Extended Term the terms and conditions of the Lease shall continue to be in effect except that there shall be no further right to renew the Initial Lease Term beyond the above-referenced second Extended Term and except as otherwise provided herein.  The term of this Lease, which includes the Initial Lease Term, as may be duly extended (collectively, the “Term”), may be terminated prior to the expiration thereof pursuant to this Lease.

3.           Condition Precedent for Tenant’s Obligations under the Lease.  Tenant’s obligations under this Lease shall be conditioned upon the following:

(a)	the Closing of the sale and purchase of the Business shall have occurred pursuant to the terms of the Agreement.

(b)
on the Commencement Date, Landlord shall have delivered to Tenant the Leased Real Property in a “broom clean” condition with all structural components and systems in good operating repair and condition, free and clear from (i) any Hazardous Materials (as defined in this Lease) except with respect to the Hazardous Materials that are customarily used to maintain and operate the Business, including but not limited to cleaning materials, but only if such Hazardous Materials are stored on the Leased Real Property in normal and customary amounts and in accordance with all applicable law, (ii) violations of law, and (iii) any other third party claims (including claims for possession by prior tenants or subtenants);

(c)	the Leased Real Property shall be free of Landlord’s personal property except as specifically agreed between the Parties;

1

(d)
(i) any loan documents evidencing any lien or mortgage on the Leased Real Property, (ii) executed subordination and non-disturbance agreements by and among Landlord, Tenant and all existing mortgagees having a security interest in the Leased Real Property, and (iii) any executed recognition agreement from all ground lessors, if applicable, all in a form acceptable to Tenant, shall have been delivered to Tenant on or before the Closing.

4.           Rent.  Tenant agrees to pay Landlord the monthly rent (the “Rent”) of Thirty Two Thousand and No/100 U.S. Dollars ($32,000), as adjusted herein, no later than on the fifth (5th) day of each and every calendar month during the Term in lawful money of the United Sates of America, provided that the Rent due for any partial month shall be prorated accordingly.  The Rent shall be payable by a cashier’s check payable to Landlord and delivered in person or by mail to:

GMC 220th, LLC
Attn:  Geordie Sze
167 Prospect Street
Seattle, Washington 98109

or at such other place as Landlord may designate in writing.

The Rent shall be adjusted on each anniversary of the Lease Commencement Date (an “Adjustment Date”) in accordance with the percentage increases in the U.S. Department of Labor, Bureau of Labor Consumer Price Index for all urban consumers for the Seattle-Tacoma-Bremerton area, All Items (1982-84=100) (the “Index”) provided that any such increase shall not exceed two (2%) percent.  The Index which is published nearest, but preceding, the Lease Commencement Date (the “Beginning Index”) shall be compared with the Index which is published nearest, but preceding, each Adjustment Date (the “Adjustment Index”) by dividing the Adjustment Index by the Beginning Index.  Notwithstanding any provision of this Lease to the contrary at no time shall the Rent payable as of an Adjustment Date be less than the Rent payable for the month immediately preceding such Adjustment Date.

If the United States Department of Labor, Bureau of Labor Statistics, at any time during the Term ceases to publish the Index, then the Consumer Price Index for all Urban Consumers for All Items for cities with a population of 1,250,000 or more in the Western United States, designated as “West-A” in the CPI Publication, shall be used.  If the Index is changed so that the base year differs from that used as of the Commencement Date, then the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics.

5.           Other Payments.  The Parties agree that this Lease shall be a modified triple net lease, as provided herein.  Therefore from the Commencement Date Tenant shall be responsible for, and shall pay to Landlord, all of the real property taxes assessed for, as well as all other taxes applicable to Tenant’s use of, the Leased Real Property coming due during the Term (excluding any of Landlord’s federal, state or related income taxes, franchise or excess profit taxes, or existing or future taxes on gross rental income).  Tenant agrees to deliver to Landlord a check made payable to “Snohomish County Treasurer” at least ten (10) days before the due date for such taxes; provided, however, the Landlord has provided Tenant with a copy of the Snohomish County Real Property Tax Statement at least thirty (30) days before the due date.  In addition, Tenant shall arrange and pay for all monthly utility charges, including, but not limited to, water, power, garbage disposal and gas used in the operations of the Business, before such charges become delinquent.  Tenant shall provide, and pay for, its own telephone, internet, data, janitorial and recycling services.  All payments payable by Tenant under this Section 5 shall be considered “Additional Rent.”

6.           Late Charges.  In the event Tenant fails to pay any installment of the Rent or Additional Rent hereunder within ten (10) days after that amount is due (and to the extent such Additional Rent is payable directly to Landlord), the amount owed by Tenant (the “Late Charges”) shall accrue interest at the rate of the lesser of (a) one and a half (1½%) percent per month or (b) the maximum rate permissible by law, for each day following assessment of the Late Charges until paid in full.

7.           Use of the Leased Real Property.  Tenant shall use and occupy the Leased Real Property for a licensed gambling operation and for no other use without the prior written consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed.

8.           Maintenance and Alterations.  By taking possession of the Leased Real Property, Tenant accepts it as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver it to Tenant.  It is hereby understood and agreed that no representations respecting the condition of the Leased Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease.

2

Notwithstanding the provisions of this Section 8 to the contrary, Landlord shall only be obligated at its own cost and expense to maintain, repair and replace the roof of the Building and any other structural components of the Building.  Tenant agrees to notify Landlord in writing of any obligation or responsibility that Landlord is to perform under this Section promptly after Tenant becomes aware thereof.  Should Landlord fail to promptly commence the performance of any such obligation or responsibility within thirty (30) days after its receipt of Tenant’s notice or otherwise becoming aware thereof, Landlord shall be deemed in default of the Lease and Tenant shall be entitled to exercise its rights and remedies, as provided in Section 12(b) of this Lease.  Notwithstanding the foregoing, during the Term Tenant shall at its own expense keep the Leased Real Property and, to the extent applicable solely to the Building, all appurtenances, including without limitation, carpet, floors and floor coverings, wall coverings and finish work, signs, windows, glass and plate glass, doors, skylights, electrical systems and fixtures, plumbing and other fixtures, equipment and improvements clean and in good working condition and repair and shall maintain, repair and replace the heating, ventilation and air-conditioning system for the Building (the “HVAC”) in accordance with the HVAC’s manufacturer’s recommended maintenance schedule.

Tenant may make any alterations, improvements, or installations, including any structural alterations which Tenant deems necessary and appropriate (collectively, the “Improvements”) subject to and constructed only in accordance with the provisions of this Section and the work agreement that is attached hereto as Exhibit C and incorporated herein by reference.  The Tenant agrees that any Improvements that affect the Building’s exterior appearance shall result in the exterior appearance being consistent in architecture and design to the Building’s exterior appearance prior to the construction of such Improvements.  In addition, in the event of the legalization of any form of electronic gaming machines (whether slot machines, video gaming terminals or otherwise) in the State of Washington during the Term, Tenant may expand the Building in order to accommodate the above-mentioned machines (the “Expansion”).  Any Expansion shall also be subject to and constructed only in accordance with the provisions of this Section and of Exhibit C.  In the case of any construction of Improvements and/or Expansion, the entire cost shall be borne by Tenant and Landlord agrees to reasonably assist Tenant with obtaining any necessary permits, certificates, approvals or documents.  Any space added to the Building as the effect of the Expansion shall be a part, and subject to the terms, of this Lease the earlier of (i) the date a certificate of occupancy is issued for such Expansion space, or (ii) the date such Expansion space is open to the public.  The amount of the monthly Rent payable pursuant to Section 4 for the Leased Real Property, as expanded, shall be increased by an amount equal to 1/12th of the product of annual amount of Rent paid for each square foot of the Leased Real Property prior to construction of the Expansion multiplied by the number of square feet that constitute the Expansion.  During the construction of the Improvements and/or Expansion, there shall be no abatement of Rent.

9.	Representations and Warranties. Landlord represents and warrants to Tenant:

(i)	it is the sole legal owner of the Leased Real Property and has the right and authority to enter into this Lease;

(ii)	Tenant shall have possession of the Leased Real Property during the Term without hindrance or disturbance from Landlord or any other person claiming the right to the Leased Real Property;

(iii)
the Leased Real Property is free and clear from any Hazardous Material except with respect to the Hazardous Materials that are customarily used to maintain and operate the Business, including but not limited to cleaning materials, but only in normal and customary amounts;

(iv)	Landlord has obtained all permits and approvals necessary for the improvements that are part of the Leased Real Property as of the Lease Commencement Date;

(v)	to the best of Landlord’s knowledge the Leased Real Property is in compliance with all applicable zoning, building and other applicable laws;

(vi)	to the best of Landlord’s knowledge the Leased Real Property is properly classified and zoned and the operation of the Business as a card room is a permitted use under such zoning classification;

(vii)
Landlord has good and marketable fee simple title to the Leased Real Property, subject only to those matters that are of public record as of the Lease Commencement Date and those previously disclosed to and approved by Tenant;

3

(viii)
to the best of Landlord’s knowledge there are no liens or claims against the Leased Real Property other than those previously disclosed to and approved by Tenant and those that are of public record as of the Lease Commencement Date;

(ix)
to the best of Landlord’s knowledge no mechanics lien has been filed, or grounds exist for any mechanics lien to be filed, against the Leased Real Property other than those previously disclosed to and approved by Tenant and those that are of public record as of the Lease Commencement Date;

(x)	Landlord has not received notice of any accident, injury or other occurrence which could result in a future claim against Landlord or the Leased Real Property, and Landlord has no knowledge of same;

(xi)	the Building has separate connections and separate meters for electricity, gas and other utilities;

(xii)
there are no existing assessments on the Leased Real Property other than those that are of public record as of the Lease Commencement Date and Landlord has not received notice of, and otherwise has no knowledge of, any planned or contemplated future projects by governmental or quasi-governmental agencies that could result in a future assessment;

(xiii)
As of the Lease Commencement Date, no Hazardous Materials are located in the Leased Real Property in violation of applicable law. For the purposes of this Lease, “Hazardous Materials” mean and refer to any wastes, materials, or substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable laws and regulations (including, without limitation, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or later amended, the Resource Conservation and Recovery Act, as now or later amended, and/or the Toxic Substance Control Act of 1976, as now or later amended); and

(xiv)	the HVAC and other structural components of the Leased Real Property are in good working order and have been properly maintained in accordance with the manufacturer’s recommended maintenance schedule.

10.           Parking and Signage.

(a)
Parking.  During the Term Tenant shall (i) have an exclusive use of the Parking Lot and all parking spaces located in front of the Building that are part of the Leased Real Property, and (ii) be responsible at its sole expense for the maintenance of the Parking Lot and all of the parking spaces, including but not limited to, the cost of cleaning and re-striping the parking spaces as reasonably required by Landlord; provided, however, that any re-paving of the Parking Lot shall be the responsibility of Landlord.

(b)
Signage.  Tenant may post signage on or about the Leased Real Property at Tenant’s sole cost and expense, provided, however, such signage is in compliance with all applicable laws and ordinances.  With respect to any electronic signage that is on or about the Leased Real Property, the Tenant shall be responsible at its sole expense for the maintenance and repair of such electronic signage during the Term.

11.           Events of Default by Tenant.

(a)	Definition. The occurrence of any of the following shall constitute an “Event of Default by Tenant”:

(i)	Tenant fails to make any payment of the Rent or Additional Rent within ten (10) days after written notice by Landlord that they are due;

(ii)	Tenant abandons the Leased Real Property;

4

(iii)
Tenant makes an assignment for the benefit of creditors or files a petition seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights and fails, within ninety (90) days after the commencement of any such proceedings against Tenant, to have such proceedings dismissed;

(iv)
Tenant consents to the appointment of, or there has been an involuntary appointment of, a trustee, receiver or liquidator for all or any substantial part of its assets and fails, within ninety (90) days after the commencement of any such appointment, to have such appointment vacated; or

(v)
Tenant fails to perform or comply with any other material provision of this Lease other than the payment of Rent and/or Additional Rent, and does not fully cure such failure within thirty (30) days after receiving written notice from Landlord or, if such failure cannot be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible.

(b)	Remedies Upon an Event of Default. Upon the occurrence of an Event of Default by Tenant, Landlord shall have the following remedies:

(i)
Landlord may terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (A) the worth at the time of award of any unpaid Rent and/or Additional Rent which had been earned at the time of the termination, plus (B) the worth at the time of award of the amount by which the unpaid Rent and/or Additional Rent which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus (C) the worth at the time of award of the amount by which the unpaid Rent and Additional Rent for the balance of the Initial Lease Term or the applicable Extended Term if the Tenant has extended the Initial Lease Term, after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (D) any other amounts necessary to compensate Landlord for all actual damages caused by Tenant’s failure to perform its obligations under this Lease.  Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Leased Real Property or to continue this Lease after being dispossessed or ejected from the Leased Real Property.  As used in clauses (A) and (B) above, the “worth at the time of award” is computed by allowing interest at the rate described in Section 6 of this Lease.  As used in clause (C) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Leased Real Property at the time of award plus two and one-half percent (2.5%).

Landlord waives the right to any consequential or punitive damages arising out of an Event of Default by Tenant.

(ii)
Landlord may continue this Lease in full force and effect and recover the Rent, Additional Rent and other monetary charges as they become due, without terminating Tenant’s right to possession, irrespective of whether Tenant shall have abandoned the Leased Real Property.

(iii)
Landlord may cure the Event of Default by Tenant at Tenant’s expense, provided, that, if Landlord pays any sum or incurs any expense in curing the Event of Default, such amount shall be deemed Additional Rent and Tenant shall immediately reimburse Landlord upon demand for the amount of such payment or expense.

(c)
No Waiver. Landlord’s acceptance of Rent, Additional Rent and/or any other monetary charges due hereunder following an Event of Default by Tenant shall not constitute a waiver by Landlord of its rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term.  Landlord’s acceptance of any partial payment of Rent, Additional Rent and/or any other monetary charge due hereunder shall not waive Landlord’s rights with regard to the remaining portion of the Rent, Additional Rent and/or other monetary charge due hereunder, regardless of any endorsement or other statement on any instrument delivered in payment of Rent, Additional Rent and/or other monetary charge or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of such partial payment shall not constitute an accord and satisfaction of the full amount of the Rent, Additional Rent and/or other monetary charge that is due.

5

12.           Events of Default by Landlord.

(a)	Definition. The occurrence of any of the following shall constitute an “Event of Default by Landlord”:

(i)	Any representation of warrant made or deemed made by Landlord under or in connection with this Lease shall be false or misleading in any material respect;

(ii)
Landlord makes an assignment for the benefit of creditors or files a petition seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights and fails, within ninety (90) days after the commencement of any such proceedings against Tenant, to have such proceedings dismissed;

(iii)
Landlord consents to the appointment of, or there is an involuntary appointment of, a trustee, receiver or liquidator for all or any substantial part of its assets and fails, within ninety (90) days after the commencement of any such appointment, to have such appointment vacated;

(iv)
Landlord fails to perform or comply with any other material provision of this Lease required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Leased Real Property whose name and address shall have theretofore been furnished to Tenant in writing.  Said notice shall specify wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

(b)	Remedies Upon an Event of Default by Landlord. Upon the occurrence of an Event of Default by Landlord, Tenant shall only have the following remedies:

(i)
Tenant may cure an Event of Default by Landlord at Landlord’s expense, provided, that, if Tenant pays any sum or incurs any commercially reasonable and necessary expense in curing the Event of Default by Landlord, Landlord shall reimburse Tenant within twenty (20) days upon written demand for the amount of such payment or expense along with copies of all invoices and other supporting documents pertaining to such payment or expense.

(ii)	Tenant’s remedies shall be limited to actual damages and/or an injunction. In no event shall Landlord be liable for consequential damages suffered by Tenant.

(iii)
Tenant’s right to any damages payable by Landlord shall only be asserted against Landlord’s interest in the Leased Real Property.  No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord’s members, managers and their respective heirs, legal representatives, successors and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

Notwithstanding any provision of this Section 12, Tenant agrees not to invoke any of its remedies under this Lease until the Landlord’s mortgagees and/or deed of trust holders, who have been disclosed to Tenant pursuant to Section 12(a)(iv), have been provided an opportunity to cure such default within the period of time granted to the Landlord plus ten (10) days.  The Parties agree that the Rent and any Additional Rent required by Tenant under this Lease shall abate during the period of an Event of Default by Landlord.

13.           Mitigation of Damages.  In the event of default by either Party pursuant to this Lease, the non-breaching Party shall be required to use commercially reasonable efforts to mitigate any damages resulting from the other Party’s default.

6

14.           Indemnification.

(a)
By Tenant.  Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its members, managers principals, beneficiaries, employees, mortgagees or deed of trust beneficiaries, and agents (“Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with (i) any damage or injury occurring in and on the Leased Real Property during the Term, (ii) any acts or omissions (including violations of law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees, in connection with the Tenant’s occupancy and use of the Leased Real Property during the Term, (iii) any occurrence of an Event of Default by Tenant that is not cured within the applicable cure period (if any), and (iv) any material inaccuracy of a warranty and representation made by Tenant hereunder.

(b)
By Landlord.  Except to the extent caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its members, managers, principals, beneficiaries, employees and agents (“Tenant Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with: (i) any damage or injury occurring in and on the Leased Real Property prior to the Lease Commencement Date, (ii) any acts or omissions (including violations of law) of Landlord, the Landlord’s Related Parties or any of Landlord’s transferees, contractors or licensees, in connection with the Landlord’s occupancy and use of the Leased Real Property prior to the Lease Commencement Date, (iii) any occurrence of an Event of Default by Landlord that is not cured within the applicable cure period (if any), and (iv) any material inaccuracy of a warranty and representation made by Landlord hereunder.

(c)
Limit of Landlord’s Liability.  Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business or operations on the Leased Real Property, or loss, theft or damage to Tenant’s personal or the property of any person claiming by, through or under Tenant resulting from (i) wind or weather, (ii) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes, (iii) the backing up of any sewer pipe or downspout, (iv) the bursting, leaking or running of any tank, water closet, drain or other pipe, (v) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building, (vi) any act or omission of any party other than Landlord or Landlord Related Parties, and (vii) any causes not reasonably within the control of Landlord.  Tenant agrees that it will insure itself the losses described in this Section 14(c).

15.           Surrender of the Leased Real Property Upon Termination.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Leased Real Property in “broom-clean” condition, subject only to (a) ordinary and customary wear and tear and (b) damage resulting from condemnation, fire or other casualty.  Notwithstanding anything in this Lease to the contrary, all permanent or built-in fixtures or improvements and all mechanical, electrical and plumbing equipment in the Building shall be the property of Landlord upon the expiration or earlier termination of this Lease.  Except as otherwise provided herein, all furnishings, equipment, furniture, trade fixtures and other removable equipment installed in the Building by Tenant and paid for by Tenant shall remain the property of Tenant and, at Tenant’s sole option, may be removed by Tenant upon the expiration or termination of this Lease in which case Tenant shall repair any damage to the Leased Real Property caused by such removal.

16.           Destruction of the Building.

(a)
Substantial Destruction.  In the event the Building (i) is totally destroyed by fire or other casualty, (ii) is damaged so that the rebuilding cannot be substantially completed within two hundred ten (210) days after Landlord’s receipt of written notification by Tenant of such damage, or (iii) is damaged by fire or other casualty and if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of the fire or other casualty be used to pay down or retire the mortgage debt, then, Tenant may terminate this Lease by providing a written notice to Landlord.  In any such case, the Rent, Additional Rent and any other payment required to be made by Tenant pursuant to this Lease shall be abated effective as of the date of the termination.

7

(b)
Partial Destruction.  In the event any portion of the Building is damaged by fire or other casualty, Tenant shall provide Landlord written notice of the same as soon as practicable thereafter.  Following damage or destruction to the Building by fire or other casualty, Landlord shall proceed with reasonable diligence to rebuild or repair the Building and other improvements to substantially the same conditions in which they existed prior to such damage or destruction only if insurance proceeds are available to Landlord to effect such rebuilding and repair.  If the Building is to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or others for whom Tenant is responsible, then the Rent and any Additional Rent payable under this Lease during the period for which the Building is untenantable shall be abated.  Landlord’s obligation to rebuild or restore under this paragraph shall be limited to restoring the Building to substantially the condition in which the same existed prior to the casualty.  If Landlord has failed to substantially complete the rebuilding or restoration required by this paragraph within two hundred ten (210) days from the date of Landlord’s receipt of written notification by Tenant of the applicable damage or destruction at issue or, in Tenant’s reasonable opinion, Landlord intentionally delays the beginning of the rebuilding or restoration, Tenant may at its option (i) complete the rebuilding or restoration on its own and charge Landlord for all commercially reasonable and necessary costs incurred; provided, however, Tenant provides Landlord with reasonably detailed documentation of such costs, or (ii) if it is determined that insurance proceeds available to Tenant to effect such rebuilding and restoration are not sufficient to restore the Building to substantially the condition in which the same existed prior to the casualty, to terminate this Lease by delivering written notice of such termination to Landlord, in which case the Rent, Additional Rent or any other payment required to be made by Tenant pursuant to this Lease shall be abated effective as of the date of such termination.

17.           Condemnation.  If the entire Leased Real Property is taken or condemned (or sold in lieu thereof) for any public purpose, either Party shall have the right to terminate this Lease by giving notice of such election to terminate to the other Party within ten (10) days from the date of such condemnation or taking (or sale in lieu thereof), which termination shall be effective on the date of the transfer of possession of the Leased Real Property to the condemning authority.  If a portion of the Leased Real Property is taken or condemned as to cause the remainder of the Leased Real Property not to be economically feasible to operate by Tenant for its primary purpose, as reasonably determined by Tenant, then this Lease, at the option of Tenant, may be terminated upon the giving of notice to Landlord within ten (10) days from the date of such taking or condemnation (or sale in lieu thereof) to the condemning authority.  If this Lease is terminated in accordance with this Section, the Rent shall be apportioned on a per diem basis and shall be payable through the effective date of the termination.  In the event of any taking, whether whole or partial, Landlord shall be entitled to all awards, settlements, or compensation which may be given for the Building and the Leased Real Property.  Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.  Tenant shall have the right to seek an independent and separate award from the condemning authority so long as such award does not diminish the amount of the award payable to Landlord.

18.           Insurance.

(a)
Landlord’s Casualty Insurance.  Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Building against loss or damage by fire or other insurable hazards (including earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof.  Landlord shall not be obligated to insure any of Tenant’s furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies that Tenant may have in or on the Leased Real Property.  The annual premiums for such casualty insurance shall be paid by Tenant within twenty (20) days upon receipt of such premium invoice. All insurance proceeds payable under Landlord’s insurance carried hereunder shall be payable solely to Landlord and Tenant shall have no interest therein.

(b)
Liability Insurance.  Landlord (with respect to the Building) and Tenant (with respect to the entire Leased Real Property and at the Tenant’s sole cost)  shall each maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) per occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) in the aggregate for bodily injury (including death and property damage).  The minimum protection required of the policies of commercial general liability insurance hereunder may be increased by Landlord from time to time during the Term, but only to such limits that are commercially reasonable and common in the gaming industry in Snohomish County or King County, State of Washington. The Landlord shall give Tenant at least ninety (90) days prior notice before any such increase requirement.  The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability.  Tenant’s contractual liability insurance shall apply to Tenant’s indemnity obligations under this Lease.  The certificate evidencing Tenant’s insurance coverage required hereunder shall state that the insurance includes the liability assumed by Tenant under this Lease. Tenant’s insurance required hereunder shall be written to be primary with any other insurance available to Landlord being excess.  The annual premiums for the commercial general liability insurance policies required under this Section 18(b) (including the commercial general liability insurance applied for by Landlord) shall be paid by Tenant before such payments become delinquent and subject to any interest or late fees.  The annual premiums for the commercial general liability insurance applied for by Landlord shall be paid within twenty (20) days upon receipt of such premium invoice.

8

(c)	Evidence of Insurance. Upon request of Tenant, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.

(d)
Tenant’s Additional Insurance.  Tenant shall provide insurance coverage during the Term against loss or damage by fire and such other risks as are from time to time included in an “all risk” policy (including without limitation sprinkler leakage and water damage), insuring the full replacement cost of the Tenant’s Improvements to the Leased Real Property, Expansion, and naming Landlord as the loss payee.

(e)
Workers’ Compensation Insurance.  Throughout the Term, Tenant, at its own expense, shall keep and maintain in full force and effect workers’ compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

(f)
Policy Form.  All policies required to be carried by Tenant, under this Section 18 shall be written with financially responsible companies with a Best & Company rating of “A II” or better, and shall name Landlord and any of Landlord’s mortgagees or deed of trust beneficiaries whose names have been provided to Tenant as an additional insured using and each insurer shall agree not to cancel or alter the policy without at least thirty (30) days prior written notice to Landlord and all named and additional insureds.  Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed.

(g)
Certificates.  Prior to the Lease Commencement Date and thereafter during the Term within fifteen (15) days prior to the expiration date of any such coverage, Tenant shall deliver to Landlord a certificate or certificates of the insurance required hereunder together with a copy of the additional insured endorsement required above.  If Tenant fails to provide such proof of insurance, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid upon written invoice therefor as Additional Rent.

(h)
Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, the Parties waive and release each other of, and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any type of loss or damage that may occur to the Leased Real Property, improvements or personal property located within the Leased Real Property regardless of cause or origin, including the negligence of Landlord or Tenant, or its respective agents, officers or employees, if such loss or damage is covered by insurance.  The Parties agree to immediately provide their respective insurance companies which have issued policies of insurance covering the Leased Real Property a written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies endorsed accordingly.

9

19.           Assignment.  Tenant shall not assign, in whole or in part, this Lease, or mortgage or pledge the same, or sublet the Leased Real Property, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or denied.  Notwithstanding the foregoing, Tenant may assign this Lease to any of its affiliated parties (i.e., under the control of its parent company, Nevada Gold & Casinos, Inc.) subject to providing Landlord with a prior written notice thereof and a written certification that the proposed assignee is an affiliate of the original named Tenant under this Lease.

If Tenant desires to assign or sublet all or any part of the Building to a non-affiliated party, it shall so notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease.  Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee.  Within thirty (30) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall exercise in writing any of the following options: (a) cancel this Lease as to the Building, or a portion thereof proposed to be assigned or sublet; (b) consent to the proposed assignment or sublease; or (c) refuse, in its reasonable judgment, to consent to the proposed assignment or sublease.  Should Landlord fail to inform Tenant of its decision in writing within the above thirty (30) day period, it shall be deemed that Landlord has consented to the proposed assignment or sublease, which consent shall be subject to all of the terms and conditions of this Section 19.

Landlord shall be deemed to be acting reasonably in withholding or denying its consent to any proposed assignment or subletting if Landlord determines in Landlord’s reasonable judgment that the proposed assignee or sublessee at the time of such assignment or sublease:

(a)	does not have a good business reputation;

(b)	does not have experience operating a business that is substantially the same as the business operated by the Tenant on the Leased Real Property prior to such proposed assignment or sublease;

(c)
does not have reasonable creditworthiness and net worth that a landlord would reasonably expect of a tenant who is operating the type and size of the business operated by Tenant on the Leased Real Property;

(d)	is not acquiring the Tenant’s operations as a going concern; or

(e)	will not use the Leased Real Property only for a purpose permitted hereunder.

Concurrently with Tenant’s notice of any request for consent to an assignment or sublease, Tenant shall pay to Landlord a fee of $1,000.00 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for a consent to an assignment or sublease.  If Landlord consents to a proposed assignment it shall be a condition of the validity of any such assignment that the proposed assignee shall deliver to Landlord a written agreement whereby it expressly agrees directly with Landlord to be bound by all of Tenant’s obligations hereunder and Landlord reserves the right to require the assignee to provide Landlord with a commercially reasonable security deposit if the Tenant named herein as of the Lease Commencement Date is not paying any security deposit to the Landlord.

Landlord’s consent to an assignment of the Lease by Tenant shall not release Tenant from its obligations under this Lease, but rather Tenant and its assignee shall be jointly and severally liable therefor.  Landlord’s consent to any assignment or sublease shall not waive Landlord’s rights as to any subsequent assignment or sublease.  If an Event of Default of Tenant occurs while the Leased Real Property or any part thereof are subject to a sublease, then Landlord, in addition to its other remedies, may collect directly from such sublessee all rents becoming due to Tenant and apply such rents against any Rent, Additional Rent or other monies owed by Tenant to Landlord.  Tenant authorizes its sublessees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.  This Section 19 does not, and shall not be construed to create any rights in favor of any third parties.  Any sublessee of all or any portion of the Leased Real Property shall be a conditioned upon the Landlord receiving an instrument executed by such sublessee agreeing that (i) such sublease is subject and subordinate to this Lease and to all mortgages or deeds of trust that encumber the Leased Real Property, (ii) the Landlord may enforce the provisions of the sublease, including, without limitation, (following the occurrence of any Event of Default by Tenant under this Lease which is not cured within any applicable period for cure) the collection of rent, the right to terminate the sublease, or to take over all of the rights, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant will attorn to Landlord.  However in no event shall the Landlord will (x) be liable for any previous act or omission of Tenant under such sublease, (y) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (z) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.

10

20.           Security Deposit.

(a)
Amount.  Upon the execution of this Lease by Tenant and Landlord, the Tenant shall deliver to Landlord in a lump sum the amount of Fifteen Thousand and No/100 U.S. Dollars ($15,000.00), as security for the full and faithful performance of Tenant’s obligations under this Lease (the “Security Deposit”).

(b)
Use of Security Deposit.  Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any defaults on the part of Tenant or to compensate Landlord for any damage or costs Landlord incurs by reason of an Event of Default by Tenant.  Upon the occurrence of an Event of Default by Tenant and written notice from Landlord to Tenant specifying the amount of the Security Deposit to be utilized by Landlord and the reason for such use, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the original amount. Tenant acknowledges that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord’s remedies under this Lease, at law or in equity.  Within thirty (30) days after expiration of the Term or earlier termination of this Lease, provided no Event of Default by Tenant is then outstanding, the Security Deposit shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or otherwise, to repair damages to the Premises caused by Tenant and to restore the Leased Real Property to the condition required by this Lease.  Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest thereon.  If Landlord conveys or transfers its interest in the Leased Real Property, and as a part of such conveyance or transfer, assigns its interest in this Lease, then Landlord shall be released and discharged from any further liability to Tenant with respect to the Security Deposit.

21.           Holdover.  If Tenant does not vacate the Leased Real Property after the expiration of the Initial Lease Term, or the expiration of any extension thereof, Tenant shall be deemed to be holding over and shall remain bound by all the covenants and agreements of this Lease, except that (i) any option to extend the Initial Lease Term that has not been duly exercised shall be deemed null and void, (ii) the tenancy shall be deemed a month-to-month tenancy and terminable with twenty (20) days prior notice as provided by Washington State law, (iii) the amount of the Rent payable by Tenant during such hold over period shall equal the amount of Rent payable by Tenant to Landlord immediately prior to the commencement of the hold over period multiplied by 150%.  In the event of any holding over, Tenant shall also indemnify and hold Landlord harmless from and against all liability, losses, claims, causes of action, damages, costs and expenses (including without limitation reasonable attorneys’ fees) resulting from Tenant’s failure to surrender the Leased Real Properly, including without limitation claims made by succeeding tenants resulting from Tenant’s failure to surrender the Leased Real Property prior to commencement of the holdover period.  Tenant’s obligations under this Section 21 shall survive the expiration or termination of this Lease.

22.            Memorandum of Lease, Etc.  At Tenant’s request, the Parties shall execute a memorandum of lease which is to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.  In addition, Tenant agrees that this Lease shall be subordinate to the rights of any future mortgagee of Landlord, provided, however, that any such future mortgagee delivers to Tenant an executed subordination and non-disturbance agreement in a form acceptable to Tenant.

23.           Authority.  Each Party represents and warrants to the other Party that the individuals signing this Lease are authorized to sign this Lease on behalf of their respective Parties, and legally bind them hereunder.  The Parties represent to each other that neither has dealt with any broker or consultant in connection with this Lease.  Each Party shall indemnify and hold the other Party harmless for any and all claims or liabilities for commissions or fees arising from a breach of the foregoing representations.

11

24.           Notices. Any and all communications delivered hereunder shall be sent in writing, hand delivered, by registered or certified mail, return receipt requested, first class postage paid, or sent postage prepaid by a reputable air courier service that provides written notice of delivery addressed as follows.

If to Landlord:                    GMC 220th, LLC
Attn:  Geordie Sze
167 Prospect Street
Seattle, Washington 98109
(206) 234-2911 Phone
No Fax

With a copy to:
Keller Rohrback L.L.P.
1201 Third Avenue, Suite 3200
Seattle, Washington  98101-3052
Attn:  Scott C. Henderson, Esq.
Facsimile No.:  206-623-3384
Email:  schenderson@kellerrohrback.com

If to Tenant:                       NG Washington III, LLC
711 Powell Avenue, SW, Suite 100
Renton, WA 98057
(425) 264-1050 phone
(425) 264-10560 fax
Attn.: Victor Mena, COO

With a copy to:

Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, TX 77027
(713) 621-2245 Phone
(713) 296-5070 Fax
Attn.: Branko Milosevic, Asst. General Counsel

25.           Cellular Telephone.  The Parties agree that during the Term of the Lease the Landlord shall be entitled to enter into a lease with a third party for the construction and maintenance of a cellular telephone tower on the Parking Lot, or the installation of a cellular satellite dish on top of the Building, subject to the provisions of this Section 25 (a “Cellular Telephone Lease”); provided, however, that a Cellular Telephone Lease shall be subject to Tenant’s prior written consent, which consent may not be unreasonably withheld.  If and when a Cellular Telephone Lease is executed (i) the premises described in the Cellular Telephone Lease will no longer be considered part of the premises described in this Lease, (ii) the Parties agree that the change in the configuration of this Lease’s premises shall not change the amount of Rent payable by Tenant hereunder, (iii) the Tenant agrees that the Cellular Telephone Lease shall be an approved lien and encumbrance against the property described in Exhibit A or in Exhibit B, whichever is applicable, (iv) the Tenant agrees that the Cellular Telephone Lease shall not be deemed a constructive eviction of the Tenant from the Leased Real Property, and (v) Tenant shall have no right or claim against the monies paid to Landlord under the Cellular Telephone Lease; provided, however, that it shall be considered reasonable for Tenant to deny its consent to the Cellular Telephone Lease in the event the Cellular Telephone Lease will cause unreasonable interference with the Business or any increase in its cost of utilities.  Landlord agrees that it will use commercially reasonable efforts to minimize the impact of the Cellular Telephone Lease on the operations and business conducted by the Tenant on the Leased Real Property.

26.           Entire Agreement.  This Lease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the lease of the Building.  All understandings and agreements, if any, are merged in this Lease, which alone fully and completely expresses the agreement of the Parties.  The failure of Landlord to insist in any instance upon the strict keeping, observance or performance of any covenant agreement, term, provision or condition of this Lease, or to exercise any election contained therein, shall not be construed as a waiver or relinquishment for the future enforcement of such covenant, agreement, term provision, condition or election, but the same shall continue and remain in full force and effect.  No amendment, waiver or modification of any covenant, agreement, term, provision or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by both Parties.

12

27.           Attorneys’ Fees.  Should either Party bring an action against the other to enforce the terms, conditions or covenants of this Lease, or for any breach thereof, then the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and court costs in such action.

28.           Miscellaneous.

(a)
Successors and Assigns. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the Parties, their legal representatives, heirs, successor and assigns.

(b)
Construction.  This Lease shall not be construed more or less favorably with respect to either Party as a consequence of this Lease or various provisions therein having been drafted by one of the Parties.

(c)
Severability.  If any provision of this Lease shall be invalid or unenforceable to any extent the remainder of this Lease and the application of such provisions shall not be affected thereby and shall be enforced to the fullest extent permitted by applicable law.

(d)
Entry.  Tenant shall permit Landlord and his agents to enter into and upon the Leased Real Property at all reasonable times for the purpose of inspecting the same or for the purpose of performing its obligations under the Lease, or for the purpose of placing upon the Leased Real Property any usual or ordinary “For Sale” signs, provided, that such signage does not unreasonably interfere with Tenant’s business. Landlord shall be permitted to do any of the above without any rebate of Rent and without any liability to Tenant for any loss or occupation or quiet enjoyment of the Leased Real Property thereby occasioned.  Tenant shall permit Landlord, at any time within thirty (30) days prior to the expiration of the Term of this Lease, to place upon said Leased Real Property any usual or ordinary “For Lease” signs, and during such thirty (30) day period Landlord or his agents may, during normal business hours, enter upon the Leased Real Property and exhibit same to prospective tenants.

(e)
Liens.  Tenant shall not permit mechanic’s or other liens to be placed upon the Leased Real Property or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant.  If a lien is so placed, Tenant shall, within ten (10) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien law.  If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by law) within thirty (30) days after receipt of an invoice from Landlord.

(f)
Landlord’s Transfer.  Landlord may transfer all or any portion of the Leased Real Property and any of its rights under this Lease without first obtaining the prior consent of Tenant.  If Landlord assigns or otherwise transfers its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder which accrue following the date of such transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(g)
Landlord’s Liability.  Notwithstanding anything to the contrary contained in this Lease, (i) the liability of Landlord (and its members and managers) to Tenant for any default by Landlord under the terms of this Lease shall be recoverable only from the interest of Landlord in the Leased Real Property, and Landlord’s members and managers shall not be personally liable for any deficiency, and (ii) in no event shall Landlord (and its members and managers) ever be liable to Tenant for any indirect or consequential damages or for any injury or damage to, or interference with, Tenant’s business, including, without limitation, loss of profits, loss of rents and other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.  This Section shall not limit any non-monetary remedies which Tenant may have for injunctive relief or specific performance.

(h)
Force Majeure.  Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent), whenever a period of time is herein prescribed for action to be taken by either Party hereto, such Party shall not be liable or responsible for, and, there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such Party.

13

(i)
Estoppel Certificates.  If upon any sale, assignment, or hypothecation of the Leased Real Property or any portion thereof by Landlord, or at any other time, an estoppel certificate and/or financial statement shall be requested of Tenant, Tenant agrees, within ten (10) days thereafter, to deliver such financial statement and to deliver such estoppel certificate (in recordable form) addressed to any such proposed mortgage or purchaser or to the Landlord certifying the requested information, including among other things the dates of commencement and termination of this Lease, the amounts of security deposits, and that this Lease is in full force and effect (if such be the case) and that there are no differences, off-sets or defaults of Landlord, or noting such differences, off-sets or defaults as actually exist.  Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estoppel certificate and financial statement.  Tenant shall in the same manner acknowledge and execute any assignment of rights to receive rents as required by any mortgagee of Landlord.  Tenant’s failure to provide any financial statement and/or estoppel certificate required hereunder in the time frame provided shall constitute a default of this Lease

(j)	No Third Party Beneficiary. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s mortgagee, no third party shall be deemed a third party beneficiary hereof.

(k)
Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Real Property for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(l)
No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Leased Real Property or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the Leased Real Property or any interest in such fee estate.

(m)
No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Tenant has executed this Lease and Landlord has executed this Lease and delivered it to Tenant.

(n)
Waiver of Jury Trial.  To the maximum extent permitted by law, Landlord and Tenant hereby waive their respective rights to a trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatever arising out of, or in any way connected with this Lease, the relationship of Landlord and Tenant, the use or occupancy of the Leased Real Property, any claim of injury or damage, or the enforcement of any remedy under this Lease, any law, statute or regulation, emergency or otherwise, now or hereinafter in effect.

(o)	Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of Washington without regard to its conflict of law principles.

(p)
Subordination by Tenant. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Leased Real Property, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature (“Mortgage”), which at any time may be placed upon the Leased Real Property, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Leased Real Property, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant’s trade fixtures or other personal property located in or on the Leased Real Property.

14

(q)
Corporate Guaranty.  As partial inducement to Landlord to enter into this Lease with Tenant, NG Washington, LLC, a Washington limited liability company having an office at 711 Powell Ave. SW, Suite 100, Renton, WA 98057, shall execute that certain Commercial Guaranty, the form of which is attached hereto as Exhibit D and incorporated herein by reference.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the Parties have duly executed this Lease as of the day and year first above written.

LANDLORD: GMC 220TH, LLC

By:

 Name:

Title:

Date:

TENANT: NG WASHINGTON III, LLC

By:

Name:

Title:

Date:

[Acknowledgements to the Signature Page on Following Page]

16

STATE OF ______________)
) ss.
COUNTY OF ____________)

On this day personally appeared before me Geordie Sze, to me known to be the ____________________ of GMC 220TH, LLC, a Washington limited liability company, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and an oath stated that he is authorized to execute said instrument on behalf of the limited liability company.

GIVEN UNDER MY HAND and official seal this ___ day of _________, 2011.

Signature

Print Name

NOTARY PUBLIC in and for the State of ______, residing at __________ My commission expires___________________________________

STATE OF ______________)
) ss.
COUNTY OF ____________)

On this day personally appeared before me ___________________, to me known to be the ____________________ of NG WASHINGTON III, LLC, a Washington limited liability company, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and an oath stated that he/she is authorized to execute said instrument on behalf of the limited liability company.

GIVEN UNDER MY HAND and official seal this ___ day of _________, 2011.

Signature

Print Name

NOTARY PUBLIC in and for the State of ______, residing at __________ My commission expires___________________________________

17

EXHIBIT A

Legal Description of the Property Upon Which the Building is Situated

SECTION 29 TOWNSHIP 27 RANGE 04 QUARTER NW SOLNERS 5 ACRE TRACTS BLK 000 D-02 - TH PTN TR 41 LY ELY OF SR 1 TGW TH PTN VAC SPRUCE ST (AKA 72ND AVE W) LY ADJ PER VOL 30 PG 165 OF COMM REC DATED APRIL 9, 1928 EXC PTN THOF CONVYD TO SNO CO BY DEED REC AFN 2364653 & EXC PTN CONVD TO CITY MLT BY DEED REC AFN 86050130 & EXC PTN CONVYD TO CITY OF LYNN BY DEED REC AFN 9807300762.

1

EXHIBIT B

Legal Description of the Parking Lot

SECTION 29 TOWNSHIP 27 RANGE 04 QUARTER NW SOLNERS 5 ACRE TRACTS BLK 000 D-01 - BEG INT N LN TR 31 WITH ELY BDY SR 1 TH SWLY ALG SD BDY 594.25FT TO TPB TH S67*03 00E TO E LN SD TR 31 TH SWLY ALG E LN TO S COR OF TR 31 TH N TO SR 1 TH ALG SELY LN SD RD 52.95FT TO TPB TGW TH PTN VAC SPRUCE ST (AKA 72ND AVE) LY ADJ PER VOL 30 PG 165 OF COMM REC DATED APRIL 9, 1928.

1

EXHIBIT C

Work Letter Agreement

A.           Tenant shall cause to be prepared space plans and final drawings (including architectural, mechanical, electrical and structural (if any) hereafter referred to as “Construction Drawings”) for the Tenant’s Improvements and/or Expansion.  As soon as such Construction Drawings are completed, Tenant shall deliver the same to Landlord for approval, which approval shall not be unreasonably withheld   Landlord shall promptly review the Construction Drawings within three (3) business days after the date of receipt thereof and shall initial two (2) copies of the Construction Drawings as indication of its approval thereof.  Any disapproval shall include a detailed explanation of the rejected components of the Plans.  If Tenant disputes the disapproved components and the Parties are unable to resolve the dispute, then Tenant or Landlord may submit the issue to binding third party arbitration as provided in subparagraph A2 below. If Landlord fails to respond within the required timeframe, the Construction Drawings will be deemed approved.  Landlord’s approval of the Construction Drawings shall constitute Tenant’s authorization to complete the Improvements and/or Expansion but only as described in such Construction Drawings.  If Tenant shall make any change in the Construction Drawings, Tenant shall promptly notify Landlord in writing of the change and Landlord shall have three (3) business days to approve or reject the requested change in accordance with the foregoing procedures.

Tenant shall construct or cause to be constructed the Improvements and/or Expansion in accordance with the approved Construction Drawings, the following requirements, and the other applicable terms and conditions of the Lease:

1.
Tenant shall submit to Landlord the name of Tenant’s proposed contractor, documents evidencing the financial capability of the proposed contractor, a copy of the construction contract between Tenant and its contractor, and a certificate of public liability and property damage insurance carried by Tenant’s contractor and subcontractors naming Landlord as an additional insured.  The contractor’s policy of insurance shall contain an endorsement providing that the insurance cannot be canceled or modified unless Landlord has received a thirty (30) day written notice in advance of such cancellation or modification.  Tenant shall provide Landlord with a certificate of insurance showing the coverage required herein.

2.
Prior to the commencement of construction of the approved Improvements and/or Expansion, Tenant shall obtain Landlord’s written approval of the proposed contractor and subcontractors, the construction contract and the insurance carried by the proposed contractor, which approval shall not  be unreasonably withheld or delayed.  Landlord shall have three (3) business days to reject or approve Tenant’s proposed contractor and subcontractors, construction contract, and the insurance carried by the proposed contractor.  If Landlord fails to approve the above items within three (3) business days after their submission to Landlord by Tenant, then they shall be considered approved.  If Landlord rejects one or more of the above, then Landlord shall notify Tenant in writing, together with an explanation for each of its rejections.  Tenant shall then either resubmit a substitute contractor, subcontractor, construction contract or insurance to be carried by the proposed contractor for Landlord’s approval, or if the parties cannot reach agreement, then either party can submit the contested issue to binding third party arbitration with a single arbiter through the American Arbitration Association (“AAA”) whose determination shall be final and binding, and the arbitration rules used in such proceedings shall be the then current Commercial Arbitration Rules adopted by AAA.  The cost of such arbitration shall be paid one-half by each Party and the arbitration award shall not provide for the payment by one Party of the other Party’s costs and attorneys’ fees.

3.
Prior to the commencement of construction, Tenant shall obtain all appropriate government approvals and all applicable permits and authorizations, and shall furnish satisfactory evidence of the same to Landlord.

4.	Tenant shall cause Tenants’ general contractor and all subcontractors to provide Landlord a release of liens in connection with construction of the Improvements and/or Expansion.

5.
All Improvements and/or the Expansion shall be completed by Tenant’s approved contractor with due diligence in compliance with all applicable laws, the Construction Drawings, and the construction contract approved by Landlord.

6.	All debris, trash, refuse and waste materials shall be stored only within the Leased Real Property and shall be regularly removed therefrom by Tenant at its cost.

1

7.	Tenant shall supply Landlord one complete set of marked construction drawings upon completion of the Improvements and/or Expansion.

B.           Tenant is solely responsible for the suitability of the design and function of the Improvements and/or Expansion for Tenant’s needs and business.  Tenant shall also be responsible for procuring or installing in the Leased Real Property any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property to be used in the Premises by Tenant, and the cost of such personal property shall be paid by Tenant.  Tenant shall conform to Landlord’s wiring standards in installing any telephone and computer equipment and shall be subject to any and all reasonable rules of the site during construction of the Improvements and/or Expansion.

LANDLORD: GMC 220TH, LLC	TENANT: NG WASHINGTON III, LLC

By: _____________________________	By: __________________________________
Title: ____________________________	Title: _________________________________
Date: ____________________________	Date: _________________________________

2

EXHIBIT D

Form of Commercial Guaranty

1